CERTIFICATE OF DESIGNATIONS OF SERIES A CONVERTIBLE PREFERRED STOCK OF MAGELLAN PETROLEUM CORPORATION MAGELLAN PETROLEUM CORPORATION, a Delaware corporation, certifies that pursuant to the authority contained in Article Fourth of its Restated Certificate of Incorporation, as amended from time to time prior to the date hereof, and in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware, its Board of Directors duly approved and adopted on May 9, 2013 the following resolution, which resolution remains in full force and effect on the date hereof: WHEREAS, the Certificate of Incorporation of the Corporation authorizes the issuance of up to fifty million (50,000,000) shares of preferred stock, par value $0.01 per share, of the Corporation (“Preferred Stock”) in one or more series, and expressly authorizes the Board of Directors, subject to limitations prescribed by law, to provide, out of the unissued shares of Preferred Stock, for series of Preferred Stock, and, with respect to each such series, to establish and fix the number of shares to be included in such series of Preferred Stock and the designation, rights, preferences, powers, restrictions and limitations of the shares of such series; and WHEREAS, the Board desires to establish and fix the number of shares to be included in a new series of Preferred Stock and the designation, rights, preferences and limitations of such new series. RESOLVED, that a series of Preferred Stock be, and hereby is, created, and that the number of shares thereof, the voting powers thereof and the designations, preferences and relative, participating, optional and other special rights thereof and the qualifications, limitations and restrictions thereof be, and hereby are, as follows: SECTION 1. Designation and Amount; Ranking. (a) There shall be created a series of Preferred Stock designated as “Series A Convertible Preferred Stock” (the “Series A Preferred Stock”). The authorized number of shares of Series A Preferred Stock shall be 28,000,000. Shares of Series A Preferred Stock that are converted into shares of Common Stock or other consideration or otherwise acquired by the Corporation shall be retired and cancelled. (b) The Series A Preferred Stock, with respect to dividend rights and rights upon the liquidation, winding up or dissolution of the Corporation, ranks: (i) senior to all Junior Stock; (ii) on a parity, in all respects, with all Parity Stock; and (iii) junior to all Senior Stock, in each case as provided more fully herein. The Corporation’s ability to issue any class or series of Parity Stock or Senior Stock (or any security convertible into Parity Stock or Senior Stock) shall be subject to Section 4(c)(i).

2 SECTION 2. Definitions. As used herein, the following terms shall have the following meanings: “Accrued Dividend” shall mean, with respect to any share of Series A Preferred Stock, as of any date of determination, the amount of the accrued and unpaid Dividend on such share from and after the most recent Dividend Payment Date (or, if there has not yet been a Dividend Payment Date, then from and after the Issue Date) through and including such date of determination, computed in accordance with Section 3(a). “Accumulated Dividend” shall mean, with respect to any share of Series A Preferred Stock, as of any date of determination, the aggregate amount of Accrued Dividends on such share that have been added to the Face Amount of such share in accordance with Section 3(b) and not subtracted therefrom in accordance with Section 3(c), in each case through and including such date. “Affiliate” shall have the meaning ascribed to it, on the date hereof, in Rule 405 under the Securities Act. “Antitrust Holders” shall have the meaning set forth in Section 7(k). “Antitrust Laws” shall have the meaning set forth in Section 7(k). “Beneficial Owner” shall have the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act. The terms “Beneficially Owns” and “Beneficially Owned” shall have corresponding meanings. “Board of Directors” shall mean the Board of Directors of the Corporation or, with respect to any action to be taken by the Board of Directors, any committee of the Board of Directors duly authorized to take such action. “Business Day” shall mean any day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law or executive order to close. “Cash Dividend” or “Cash Dividends” shall have the meaning set forth in Section 3(a)(i)(A). “Certificate of Incorporation” shall mean the Restated Certificate of Incorporation of the Corporation, as amended from time to time prior to the date hereof, as modified by this Certificate of Designations and as further amended or restated from time to time in accordance with applicable law and this Certificate of Designations. “Certificated Preferred Stock” shall have the meaning set forth in Section 11(b)(i). “Change in Control” shall mean the occurrence of any of the following events:

3 (a) the sale, lease or transfer, in one transaction or a series of related transactions, of all or substantially all of the Corporation’s assets (determined on a consolidated basis) to any person or group (as such terms are defined in Sections 13d and 14d of the Exchange Act) other than a controlled Affiliate; provided that for the avoidance of doubt, the sale, lease or transfer, in one transaction or a series of related transactions, of all or substantially all of the Corporation’s assets located in the United States shall constitute a Change in Control; (b) the consolidation or merger of the Corporation with or into any other Person or the merger of another Person with or into the Corporation, pursuant to which the holders of 100% of the total voting power of the total outstanding capital stock of the Corporation immediately prior to the consummation of such consolidation or merger do not Beneficially Own in the aggregate more than fifty percent (50%) of the total voting power of the total outstanding capital stock of the continuing or surviving Person immediately after such transaction; or (c) the acquisition, directly or indirectly, by any person or group (as such terms are used in Section 13d-3 and 14d of the Exchange Act) of Beneficial Ownership of more than fifty percent (50%) of the total voting power of the total outstanding capital stock of the Corporation; provided that a Change of Control shall not result from any acquisition or transfer of Equity Securities by One Stone Holdings II LP, a Delaware limited partnership, and/or any of its Affiliates. “close of business” shall mean 5:00 p.m. (Denver, Colorado time). “Closing Sale Price” shall mean, with respect to each share of Common Stock, as of any date of determination, the closing sale price per share (or if no closing sale price is reported, the average of the closing bid and ask prices or, if more than one in either case, the average of the average closing bid and the average closing ask prices) on such date as reported on the NASDAQ Stock Market or, if the Common Stock is not listed on the NASDAQ Stock Market, then on the principal other United States national or regional securities exchange, quotation system or over-the-counter market on which the Common Stock is traded or, if the Common Stock is not listed on a United States national or regional securities exchange, quotation system or over-the-counter market, then the Closing Sale Price shall be an amount determined in good faith by the Board of Directors to be the fair market value of the Common Stock. “Common Stock” shall mean the common stock, par value $0.01 per share, of the Corporation or any other capital stock of the Corporation into which such common stock shall be reclassified or changed. “Common Stock Deemed Outstanding” means, at any given time, the sum of (a) the number of shares of Common Stock that are actually outstanding at such time plus (b) the number of shares of Common Stock issuable upon conversion, exercise or exchange of any options, warrants or other securities that are directly or indirectly convertible into, or exercisable or exchangeable for, Common Stock, in each case determined on a “net exercise” basis; provided that such securities (i) are then vested, (ii) are then convertible, exercisable or exchangeable and (iii) the exercise, exchange or conversion price of such securities is less than the Closing Sale Price at such time; and provided, further, that Common Stock Deemed Outstanding at any given

4 time shall not include shares owned or held by or for the account of the Corporation or any of its controlled Affiliates. “Conversion Date” shall have the meaning set forth in Section 7(a). “Conversion Price” shall mean, with respect to any share of Series A Preferred Stock, as of any date of determination, the Series A Original Issue Price, subject to adjustment as set forth in Section 7(e). “Corporation” shall mean Magellan Petroleum Corporation, a Delaware corporation. “Determination Period” shall have the meaning set forth in Section 8(a)(i). “Directed Opportunity” shall have the meaning set forth in Section 4(h)(i). “Distributable Funds” shall mean, at any time, (a) the amount of cash and other liquid assets of the Corporation on hand at that time (including amounts resulting from borrowings), less (b) the amount of reasonably foreseeable cash expenses of the Corporation and its subsidiaries (including debt service and capital expenditures) net of reasonably foreseeable cash revenues (including amounts that are likely to result from future borrowings), all as determined in good faith by the Board of Directors, and less (c) cash reserves that the Board of Directors determines in good faith to be necessary to satisfy the Corporation’s liabilities and other obligations as they become due, including for anticipated expansion or acquisition opportunities. “Dividend” or “Dividends” shall have the meaning set forth in Section 3(a). “Dividend Payment Date” shall mean each March 31, June 30, September 30 and December 31 after the Issue Date, commencing on June 30, 2013. “Dividend Record Date” shall mean, with respect to any Dividend Payment Date, the March 15, June 15, September 15 or December 15, as applicable, immediately preceding such Dividend Payment Date. “Equity Securities” shall mean any capital stock of the Corporation (including the Common Stock and the Series A Preferred Stock) or any options, warrants or other securities that are directly or indirectly convertible into, or exercisable or exchangeable for, any capital stock of the Corporation (including the Common Stock and the Series A Preferred Stock). “Ex-Date” shall mean, with respect to any issuance or distribution on the Common Stock or any other securities, the first date on which the Common Stock or such other securities trade without the right to receive such issuance or distribution. “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder. “Face Amount” shall mean, with respect to each share of Series A Preferred Stock, as of any date of determination, the Series A Original Issue Price plus any Accumulated Dividends on such share.

5 “Forced Conversion Date” shall have the meaning set forth in Section 8(a). “Forced Conversion Notice Date” shall have the meaning set forth in Section 8(a). “Fully Diluted Ownership Percentage” shall mean, with respect to any Holder, as of any date of determination (assuming, for purposes of such determination, that Stockholder Approval shall have occurred prior to such date), an amount, expressed as a percentage, equal to (a) the sum of (i) the number of shares of Common Stock such Holder would be entitled to receive if all of such Holder’s shares of Series A Preferred Stock were converted into shares of Common Stock on such date and (ii) the number of shares of Common Stock, if any, held by such Holder on such date divided by (b) the sum of (i) the aggregate number of shares of Common Stock issuable upon conversion of all shares of Series A Preferred Stock outstanding on such date and (ii) the aggregate number of shares of Common Stock outstanding on such date. “Holder” and, unless the context requires otherwise, “holder” shall each mean a holder of record of a share of Series A Preferred Stock as reflected on the share register maintained by the Transfer Agent. “Holder Representative” shall mean One Stone Holdings II LP, a Delaware limited partnership; provided that the Holder Representative may designate a replacement Holder Representative from among any of the Holders by written notice to the Corporation. “HSR Act” shall have the meaning set forth in Section 7(k). “HSR Filing” shall have the meaning set forth in Section 7(k). “Issue Date” shall mean the original date of issuance of the Series A Preferred Stock, which shall be the date that this Certificate of Designations is filed with the Secretary of State of the State of Delaware. “Junior Stock” shall mean the Common Stock and each other class of capital stock or series of preferred stock established after the Issue Date by the Board of Directors, the terms of which do not expressly provide that such class or series will rank senior to or on a parity with the Series A Preferred Stock as to dividend rights or rights upon the liquidation, winding up or dissolution of the Corporation. “Liquidation Preference” shall mean, with respect to each share of Series A Preferred Stock, as of any date of determination, the sum of (a)(i) after the Issue Date through and including the second anniversary thereof, one hundred fifteen percent (115%) of the Series A Original Issue Price, (ii) after the second anniversary of the Issue Date through and including the third anniversary thereof, one hundred ten percent (110%) of the Series A Original Issue Price, (iii) after the third anniversary of the Original Issue Date through and including the fourth anniversary thereof, one hundred five percent (105%) of the Series A Original Issue Price, or (iv) thereafter, the Series A Original Issue Price, (b) any Accrued Dividends on such share, and (c) any Accumulated Dividends on such share. “Market Value” shall mean the average of the per share volume-weighted average prices of the Common Stock for each day during a ten (10) consecutive Trading Day period ending

6 immediately prior to any date of determination, as determined based on information published by the NASDAQ Stock Market or, if the Common Stock is not listed on the NASDAQ Stock Market, then on the principal other United States national or regional securities exchange, quotation system or over-the-counter market on which the Common Stock is traded in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on each such Trading Day (or if such volume-weighted average price is unavailable on any such Trading Day, the Closing Sale Price shall be used for such Trading Day). The per share volume-weighted average price on each such Trading Day shall be determined without regard to after hours trading or any other trading outside of the regular trading session trading hours. “Maximum Voting Power” shall mean, as of the time immediately prior to the Issue Date, the aggregate number of votes that may be cast by all holders of Common Stock entitled to vote on the applicable matter, voting together as a single class and after giving effect to all limitations on voting power set forth in the Certificate of Incorporation. “Officer” shall mean the Chairman of the Board of Directors, the Chief Executive Officer, the President, any Vice President, the Treasurer, the Secretary or any Assistant Secretary of the Corporation. “Outstanding Preferred Investment Amount” shall mean, as of any date of determination, an amount equal to the Preferred Investment Amount multiplied by the quotient obtained by dividing (a) the number of shares of Series A Preferred Stock outstanding on such date (but excluding any shares of Series A Preferred Stock issued as PIK Dividends) by (b) the number of shares of Series A Preferred Stock issued on the Issue Date. “Ownership Notice” shall mean the notice of ownership of capital stock of the Corporation containing the information required to be set forth or stated on certificates pursuant to the Delaware General Corporation Law and, in the case of an issuance of capital stock by the Corporation, in substantially the form attached hereto as Exhibit B. “Parity Stock” shall mean any class of capital stock or series of preferred stock established after the Issue Date by the Board of Directors, the terms of which expressly provide that such class or series will rank on a parity with the Series A Preferred Stock as to dividend rights or rights upon the liquidation, winding up or dissolution of the Corporation. “Permitted Equity Securities” shall mean any Equity Securities issued in connection with or pursuant to (a) any split, subdivision, combination, dividend or recapitalization of the Common Stock (b) any employee equity incentive compensation plan or other arrangement that has been duly approved by the Board of Directors, (c) any issuance of Equity Securities approved by the Holders pursuant to Section 4(c)(i), (d) any conversion, exercise or exchange of any Equity Securities that are convertible into, or exercisable or exchangeable for, Common Stock (including, without limitation, the Series A Preferred Stock), it being acknowledged that the original issuance of such convertible, exercisable or exchangeable Equity Securities shall not constitute Permitted Equity Securities, or (e) any issuance of Equity Securities in connection with any bona fide, arm’s length acquisition of assets or securities of a Person that has been approved by the Board of Directors.

7 “Person” shall mean any individual, corporation, general partnership, limited partnership, limited liability partnership, joint venture, association, joint-stock company, trust, limited liability company, unincorporated organization or government or any agency or political subdivision thereof. “PIK Dividend” or “PIK Dividends” shall have the meaning set forth in Section 3(a)(i)(B). “Preferred Director” shall have the meaning set forth in Section 4(b)(x). “Preferred Investment Amount” shall mean an amount equal to $23,501,216.00. “Preferred Stock” shall have the meaning set forth in the Recitals. “Proposal” shall mean a proposal of the Corporation presented to the holders of Common Stock at a meeting of such holders duly convened by the Corporation for the purpose of considering and voting upon, among other things, (a) the full voting power with respect to all shares of Series A Preferred Stock notwithstanding the limitation set forth in Section 4(a)(ii) and (b) the full convertibility of all shares of Series A Preferred Stock, including PIK Dividends, into shares of Common Stock notwithstanding the limitation set forth in Section 7(b), in each case in accordance with NASDAQ Listing Rule 5635. “Purchased Shares” shall have the meaning set forth in Section 7(e)(iv). “Redemption Date” shall have the meaning set forth in Section 9(c). “SEC” shall mean the United States Securities and Exchange Commission. “Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder. “Senior Stock” shall mean each class of capital stock or series of preferred stock established after the Issue Date by the Board of Directors, the terms of which expressly provide that such class or series will rank senior to the Series A Preferred Stock as to dividend rights or rights upon the liquidation, winding up or dissolution of the Corporation. “Series A Original Issue Price” shall mean an amount equal to $1.22 per share. “Series A Preferred Stock” shall have the meaning set forth in the Section 1(a). “Shelf Registration Statement” shall mean a shelf registration statement filed with the SEC covering resales of Transfer Restricted Securities by holders thereof. “Specified Indemnitee” shall have the meaning set forth in Section 4(h)(v). “Specified Party” shall have the meaning set forth in Section 4(h)(i). “Sponsor” shall have the meaning set forth in Section 4(h)(i).

8 “Stockholder Approval” shall mean the time at which the holders of Equity Securities (excluding the Holders pursuant to Section 4(a)(i)) approve the Proposal. “Trading Day” shall mean a day during which trading in securities generally occurs on the NASDAQ Stock Market or, if the Common Stock is not listed on the NASDAQ Stock Market, then on the principal other United States national or regional securities exchange, quotation system or over-the-counter market on which the Common Stock is traded or, if the Common Stock is not listed on a United States national or regional securities exchange, quotation system or over-the-counter market, then on the principal other exchange, quotation system or over-the-counter market on which the Common Stock is then traded. If the Common Stock is not so listed or traded, “Trading Day” shall mean a Business Day. “Transfer Agent” shall mean Broadridge Corporate Issuer Solutions, Inc., acting as the Corporation’s duly appointed transfer agent, registrar, conversion agent and dividend disbursing agent for the Series A Preferred Stock. The Corporation may, in its sole discretion, remove the Transfer Agent with ten (10) days’ prior notice to the Transfer Agent; provided that the Corporation shall appoint as its successor a nationally recognized Transfer Agent who shall accept such appointment prior to the effectiveness of such removal. “Transfer Restricted Securities” shall mean each share of Series A Preferred Stock (or the shares of Common Stock into which such share is converted) until (a) the resale of the shares of Common Stock into which such share is converted shall be covered by an effective Shelf Registration Statement or (b) such shares of Common Stock into which such share is converted may be sold or transferred by the Holder thereof under Rule 144 under the Securities Act without any limitation on the volume, timing, recipients or intended methods of distribution. “Transfer Tax” shall mean any stock, stamp, document, filing, recording, registration, authorization and similar taxes, fees and charges. For the avoidance of doubt, “Transfer Tax” shall not shall not mean (a) any taxes based upon, measured by, or calculated with respect to gross or net income, gross or net receipts, or profits (including, but not limited to, income, franchise, capital gains, alternative minimum, net worth or similar taxes) or (b) sales, use, goods and services, real or personal property, real property transfer, real property stamp, real property gains or other similar taxes. “Trigger Event” shall have the meaning set forth in Section 7(e)(viii). SECTION 3. Dividends. (a) Each Holder shall be entitled to receive, with respect to each share of Series A Preferred Stock held by such Holder, out of funds of the Corporation legally available for payment, dividends (each, a “Dividend” and, collectively, “Dividends”) at a per annum rate of seven percent (7%) on the Face Amount of such share immediately after the most recent Dividend Payment Date (or, if there has not yet been a Dividend Payment Date, then immediately after the Issue Date), with the amount of such dividend computed on the basis of a three hundred sixty (360) day year consisting of twelve (12) thirty (30) day months (or, with respect to any date of determination that is not a Dividend Payment Date, the thirty (30) days elapsed over each prior thirty (30) day month and the actual number of days elapsed over the

9 current thirty (30) day month, in each case from and after the most recent Dividend Payment Date (or, if there has not yet been a Dividend Payment Date, then from and after the Issue Date)). For the avoidance of doubt, the Face Amount of each share of Series A Preferred Stock immediately after the most recent Dividend Payment Date shall include any Accumulated Dividend added thereto in accordance with Section 3(b) and not subtracted therefrom in accordance with Section 3(c), in each case through and including such date. (i) Subject to Section 3(b), the Dividend with respect to each share of Series A Preferred Stock shall be due from and payable by the Corporation in arrears on each Dividend Payment Date for the three (3) month period ending on such Dividend Payment Date (or, with respect to the first Dividend Payment Date, for the period commencing on the Issue Date and ending on the first Dividend Payment Date) (A) in cash (each, a “Cash Dividend” and, collectively, “Cash Dividends”), (B) at any time following Stockholder Approval, in kind (each, a “PIK Dividend” and, collectively, “PIK Dividends”) by issuing a number of shares of Series A Preferred Stock, subject to Section 10(a), equal to (1) the amount of such Dividend divided by (2) the Series A Original Issue Price, or (C) at any time following Stockholder Approval, a combination of a Cash Dividend and a PIK Dividend for a number of shares of Series A Preferred Stock, subject to Section 10(a), equal to (1) the amount of such Dividend not paid in the form of a Cash Dividend divided by (2) the Series A Original Issue Price, in each case to the Holder of such share as it appears on the Corporation’s stock register at the close of business on the relevant Dividend Record Date. The Corporation’s election to pay Cash Dividends or PIK Dividends pursuant to this Section shall be consistent for all Holders. For the avoidance of doubt, (x) the Board of Directors may not elect for the Corporation to pay any Dividend in the form of a PIK Dividend pursuant to Section 3(a)(i)(B) or Section 3(a)(i)(C) unless, and the Corporation shall be entitled only to pay such Dividend in the form of a Cash Dividend until, Stockholder Approval and (y) at any time following Stockholder Approval, to the extent any Dividend is not paid in the form of a Cash Dividend, such Dividend shall be paid in the form of a PIK Dividend. (ii) If a Dividend Payment Date is not a Business Day, then any Dividend otherwise payable on such Dividend Payment Date shall instead be due and payable on the first Business Day following such Dividend Payment Date. (b) Notwithstanding anything to the contrary in Section 3(a), at any time prior to Stockholder Approval, to the extent the Board of Directors determines in good faith that Distributable Funds are insufficient to pay the entire amount of any Cash Dividend, the Board of Directors may elect not to declare payment of the entire amount of the Accrued Dividend with respect to any share of Series A Preferred Stock that otherwise would be due and payable on any Dividend Payment Date pursuant to Section 3(a). In any such event, immediately after such Dividend Payment Date, the amount that would have been paid to the Holder of such share if the entire amount of such Accrued Dividend had been paid, but was not paid to such Holder on such Dividend Payment Date, shall be accumulated and added to the Face Amount of such share immediately after such Dividend Payment Date. For the avoidance of doubt, neither (x) the accumulation of any such Accrued Dividend to the Face Amount of such share in compliance with this Section 3(b) nor (y) the existence of any such Accrued Dividend or any Accumulated

10 Dividend in compliance with this paragraph shall be considered a failure to pay dividends under, or a failure to otherwise comply with, the terms of this Certificate of Designations. (c) If as of any Dividend Payment Date following Stockholder Approval there exists any Accumulated Dividend with respect to any share of Series A Preferred Stock, then the Board of Directors may elect to pay on such Dividend Payment Date all or any portion of the amount of such Accumulated Dividend (i) in cash, (ii) in kind by issuing a number of shares of Series A Preferred Stock, subject to Section 10(a), equal to (A) the amount of such Accumulated Dividend divided by (B) the Series A Original Issue Price or (iii) a combination of cash and PIK Dividends for a number of shares of Series A Preferred Stock, subject to Section 10(a), equal to (A) the amount of such Accumulated Dividend not paid in cash divided by (B) the Series A Original Issue Price, in each case, to the Holder of such share as it appears on the Corporation’s stock register at the close of business on the relevant Dividend Record Date. In such event, immediately after such Dividend Payment Date, the amount of such Accumulated Dividend so paid shall be subtracted from the Face Amount of such share immediately after such Dividend Payment Date. For the avoidance of doubt, in no event shall any such payment have the effect of reducing the Face Amount of any such share below the Series A Original Issue Price. (d) Dividends on the Series A Preferred Stock shall accumulate and become Accrued Dividends on a day-to-day basis, whether or not declared, from and after the most recent Dividend Payment Date (or, if there has not yet been a Dividend Payment Date, then from and after the Issue Date) until (i) prior to Stockholder Approval, Cash Dividends are paid pursuant to Section 3(a)(i)(A) in respect of such Accrued Dividends or such Accrued Dividends are not declared and become Accumulated Dividends pursuant to Section 3(b), or (ii) following Stockholder Approval, Cash Dividends are paid pursuant to Section 3(a)(i)(A) or Section 3(a)(i)(C) or PIK Dividends are paid pursuant to Section 3(a)(i)(B) or Section 3(a)(i)(C) in respect of such Accrued Dividends. (e) Notwithstanding anything to the contrary herein, if any shares of Series A Preferred Stock are converted into shares of Common Stock on a date during the period between the close of business on any Dividend Record Date and the close of business on the corresponding Dividend Payment Date, then at the election of the Corporation, the Accrued Dividends with respect to such shares shall be (i) paid in cash upon conversion of the Series A Preferred Stock or (ii) added to the Face Amount of such shares for purposes of such conversion, in each case pursuant to Section 7(a). For the avoidance of doubt, such Accrued Dividends shall include Dividends accruing from and after the most recent Dividend Payment Date (or, if there has not yet been a Dividend Payment Date, then from and after the Issue Date) through and including the Conversion Date. (f) The Corporation shall be entitled to deduct or withhold from any Dividends paid to or for the benefit of a Holder hereunder any taxes that the Corporation determines are required by applicable law to be deducted or withheld, and the amount of any such taxes so deducted or withheld shall be treated for all purposes of this Certificate of Designations as having been paid to the Holder. If the Corporation determines that it is required by applicable law to deduct or withhold any taxes from or in respect of any PIK Dividends to be paid hereunder by the Corporation to or for the benefit of any Holder, then the Holder shall pay to the Corporation the

11 amount of such taxes to the extent not deducted or withheld by the Corporation on the date such PIK Dividend is distributed in accordance with this Certificate of Designations. SECTION 4. Voting; Approval Rights; Business Opportunities. (a) In addition to any other voting rights provided by law or the Certificate of Incorporation, each Holder shall be entitled to one vote for each share of Common Stock such Holder would be entitled to receive if all of such Holder’s shares of Series A Preferred Stock were converted into shares of Common Stock (at the Conversion Price then in effect) on the record date set by the Board of Directors for such vote on all matters submitted to the holders of Common Stock for approval; provided, however, that: (i) the Holders shall not be entitled to cast any votes on the Proposal pursuant to this Section 4(a) with respect to the shares of Series A Preferred Stock or any shares of Common Stock deemed Beneficially Owned by such Holders; and (ii) subject to Section 4(a)(i), prior to Stockholder Approval, the aggregate number of votes entitled to be cast by the Holders at any time and from time to time with respect to any then outstanding shares of Series A Preferred Stock, together with any then outstanding shares of Common Stock deemed Beneficially Owned by such Holders, shall not exceed nineteen and ninety-nine one-hundredths percent (19.99%) of the Maximum Voting Power. Following Stockholder Approval, the foregoing limitation on the aggregate number of votes entitled to be cast by the Holders shall not apply and such Holders thereafter shall be entitled to cast votes with respect to any such shares of Series A Preferred Stock and any such shares of Common Stock in accordance with Section 4(a) without regard to such limitation. If at any time after the Issue Date the rules of the NASDAQ Stock Market or the staff interpretations of such rules are amended or modified such that Stockholder Approval would not be required for the Holders to cast votes with respect to any such shares of Series A Preferred Stock and any such shares of Common Stock in excess of nineteen and ninety-nine one-hundredths percent (19.99%) of the Maximum Voting Power, then on the effective date of any such amendment or modification, the foregoing limitation on the aggregate number of votes entitled to be cast by the Holders shall be deemed modified in order to entitle such Holders thereafter to cast votes with respect to any such shares of Series A Preferred Stock and any such shares of Common Stock in accordance with Section 4(a) to the maximum extent permitted pursuant to such amended or modified rules or staff interpretations. Except as otherwise provided by Delaware law and in addition to any other voting rights provided by law or the Certificate of Incorporation, the shares of Series A Preferred Stock and the shares of Common Stock will vote together as a single class with respect to those matters as to which the shares of Series A Preferred Stock are entitled to vote pursuant to this Section 4(a). The Holders shall be entitled to notice of any stockholders’ meeting in accordance with the bylaws of the Corporation and the Certificate of Incorporation as if they were holders of Common Stock. (b) In addition to the voting rights provided in Section 4(a), Section 4(c), Section 4(e) and Section 4(f), (x) effective as of the Issue Date, the Holders of a majority of the shares of

12 Series A Preferred Stock, voting as a single class to the exclusion of the holders of Common Stock, shall be entitled to elect two (2) individuals to serve as members of the Board of Directors (each, a “Preferred Director”) and (y) thereafter, for so long as any shares of Series A Preferred Stock remain outstanding and: (i) the aggregate Fully Diluted Ownership Percentage of the Holders equals or exceeds fifteen percent (15%), the Holders of a majority of the then outstanding shares of Series A Preferred Stock, voting as a single class to the exclusion of the holders of Common Stock, shall continue to be entitled to elect two (2) Preferred Directors; (ii) the aggregate Fully Diluted Ownership Percentage of the Holders is less than fifteen percent (15%) but equals or exceeds ten percent (10%), (A) one such Preferred Director shall be automatically removed without further action by the Corporation, the Board of Directors or any other Person and the number of individuals constituting the Board of Directors shall be automatically decreased to reflect the removal of such Preferred Director and (B) the Holders of a majority of the then outstanding shares of Series A Preferred Stock, voting as a single class to the exclusion of the holders of Common Stock, shall continue to be entitled to elect one Preferred Director; and (iii) the aggregate Fully Diluted Ownership Percentage of the Holders is less than ten percent (10%), all of the Preferred Directors shall be automatically removed without further action by the Corporation, the Board of Directors or any other Person and the number of individuals constituting the Board of Directors shall be automatically decreased to reflect the removal of such Preferred Directors. Notwithstanding anything to the contrary in this Section 4(b), if at any time after the Issue Date the number of individuals constituting the Board of Directors (which is hereby acknowledged to be eight (8) as of the Issue Date) is increased (other than pursuant to the immediately following sentence), then the number of Preferred Directors that the Holders shall be entitled to elect pursuant to Section 4(b) shall be equal to the number set forth in the table below:

Size of the Board of Directors (including Preferred Directors)	Number of Preferred Directors			
	If Fully Diluted Ownership Percentage of the Holders equals or exceeds 25%	If Fully Diluted Ownership Percentage of the Holders equals or exceeds 20% but is less than 25%	If Fully Diluted Ownership Percentage of the Holders equals or exceeds 15% but is less than 20%	If Fully Diluted Ownership Percentage of the Holders equals or exceeds 10% but is less than 15%
8	2	2	2	1
9	2	2	2	1
10	3	2	2	1
11	3	3	2	2
12	3	3	2	2

Subject to Section 4(c)(v), from time to time after the Issue Date, the authorized number of individuals constituting the Board of Directors shall be automatically increased, if necessary, to allow for the election of the number of Preferred Directors that the Holders are entitled at such time to elect pursuant to this Section 4(b). For the avoidance of doubt, the number of individuals at any time constituting the Board of Directors shall be inclusive of the number of Preferred Directors that the Holders are entitled at such time to elect pursuant to this Section 4(b) (*e.g.*, if the number of individuals constituting the Board of Directors as of any date of determination is eleven (11) and the aggregate Fully Diluted Ownership Percentage of the Holders as of such date equals or exceeds fifteen percent (15%) but is less than twenty percent (20%), then the Holders shall be entitled to elect two (2) of such eleven (11) individuals to serve as members of the Board of Directors).

If at any time the aggregate Fully Diluted Ownership Percentage falls below a threshold set forth in the table above, then the right of the Holders to elect Preferred Directors commensurate with such ownership level shall lapse and shall not subsequently increase even if the Holders' Fully Diluted Ownership Percentage shall subsequently increase. If at any time the aggregate Fully Diluted Ownership Percentage of the Holders is less than ten percent (10%), then the right of the Holders to elect Preferred Directors shall automatically terminate and shall not subsequently revive even if the Holders' Fully Diluted Ownership Percentage shall subsequently increase.

In the event the number of Preferred Directors decreases (whether because of a reduction in the size of the Board of Directors or a reduction in the Holders' Fully Diluted Ownership Percentage), including pursuant to Section 4(b)(ii), the Holders of a majority of the then outstanding shares of Series A Preferred Stock, voting as a single class to the exclusion of the holders of Common Stock, shall identify the Preferred Director or Preferred Directors that shall be removed and such Preferred Director or Preferred Directors shall be automatically removed without further action by the Corporation, the Board of Directors or any other Person and the number of individuals constituting the Board of Directors shall be automatically decreased to

13

14 reflect the removal of such Preferred Director or Preferred Directors. If the Holders of a majority of the outstanding shares of Series A Preferred Stock shall fail to identify which Preferred Director or Preferred Directors shall be removed within ten (10) days following the applicable triggering event, then the Board of Directors shall be entitled to designate which Preferred Director or Preferred Directors shall be removed. Except as otherwise provided in Section 4(b) with respect to the automatic removal of Preferred Directors, any Preferred Director may be removed at any time with or without cause only by the Holders of a majority of the then outstanding shares of Series A Preferred Stock, voting as a single class to the exclusion of the holders of Common Stock. Any vacancy in the office of a Preferred Director shall be filled only by the Holders of a majority of the then outstanding shares of Series A Preferred Stock, voting as a single class to the exclusion of the holders of Common Stock. In order to be eligible for election pursuant to this Section 4(b), each Preferred Director shall satisfy the eligibility requirements applicable to all members of the Board of Directors pursuant to NASDAQ listing standards. (c) In addition to the voting rights provided in Section 4(a), Section 4(b), Section 4(e) and Section 4(f), for so long as any shares of Series A Preferred Stock remain outstanding and the aggregate Fully Diluted Ownership Percentage of the Holders equals or exceeds ten percent (10%), unless a greater percentage shall then be required by law, the Corporation shall not take (or, to the extent applicable, permit any of the Corporation’s controlled Affiliates to take) any of the following actions, or enter into any arrangement or contract to do any of the following actions, without the affirmative vote or consent of the Holders of a majority of the then outstanding shares of Series A Preferred Stock, voting or consenting, as the case may be, separately as a single class to the exclusion of the holders of Common Stock: (i) create, authorize (by way of reclassification, merger, consolidation, subdivision of shares of Equity Securities or other similar reorganization) or issue any Senior Stock or Parity Stock; (ii) enter into, make, amend or conduct any transaction (including making a payment to, purchasing, selling, leasing or exchanging any property or rendering any service), contract, agreement or understanding with or for the benefit of any Affiliate of the Corporation, other than (A) any transaction, contract, agreement or understanding by and among (1) the Corporation or any wholly-owned subsidiary of the Corporation and (2) any wholly-owned subsidiaries of the Corporation, (B) any issuance of Common Stock, or other payments, awards or grants in cash, Common Stock or otherwise pursuant to, or the funding of, employment or severance agreements and other compensation arrangements, options to purchase Common Stock, restricted stock plans, long-term incentive plans, stock appreciation rights plans, participation plans or similar employee benefit plans and/or insurance and indemnification agreements provided to or for the benefit of directors, officers and employees, in each case that have been duly approved by the Board of Directors, (C) any transaction pro rata with all shareholders, (D) any transaction, contract, agreement or understanding disclosed in writing to the Holders prior to the Issue Date or (E) de minimis transactions, agreements or understandings;

15 (iii) make or commit to make in any twelve (12) month period capital expenditures in an aggregate amount greater than $15,000,000, other than any capital expenditures described in the then current annual budget, if any, that has been duly approved by the Board of Directors; (iv) change the principal line of business or purposes of the Corporation and its controlled Affiliates, taken as a whole, or regularly engage in activities inconsistent with such principal line of business or purposes; or (v) increase the number of individuals constituting the Board of Directors to a number greater than twelve (12). For the avoidance of doubt, if at any time the aggregate Fully Diluted Ownership Percentage of the Holders is less than ten percent (10%), then the right of the Holders to vote upon or consent to the foregoing shall automatically terminate and shall not subsequently revive even if the Holders’ Fully Diluted Ownership Percentage shall subsequently increase. (d) Notwithstanding anything to the contrary in Section 4(b) or Section 4(c), the rights of the Holders set forth therein shall not be exercisable by any Person other than an Affiliate of any such Holder following any transfer of shares of Preferred Stock without the consent of the Corporation, such consent not to be unreasonably withheld, conditioned or delayed. The Fully Diluted Ownership Percentage of any Holder not entitled to exercise the rights set forth in Section 4(b) or Section 4(c) as a result of this Section 4(d) shall not be included in measuring the Holders’ aggregate Fully Diluted Ownership Percentage for purposes of Section 4(b) or Section 4(c). (e) In addition to the voting rights provided in Section 4(a), Section 4(b), Section 4(c) and Section 4(f), for so long as any shares of Series A Preferred Stock remain outstanding, unless a greater percentage shall then be required by law, the Corporation shall not (or, to the extent applicable, permit any of the Corporation’s controlled Affiliates to), without the affirmative vote or consent of the Holders of a majority of the then outstanding shares of Series A Preferred Stock, voting or consenting, as the case may be, separately as a single class to the exclusion of the holders of Common Stock, amend, repeal, modify or alter the articles or certificate of incorporation (including any provision of this Certificate of Designations) or bylaws or other organizational documents of the Corporation or any of its controlled Affiliates (including the Certificate of Incorporation and the bylaws of the Corporation), whether by or in connection with a merger or consolidation or otherwise, so as to adversely affect the specified rights, preferences, privileges or voting rights with respect to the Series A Preferred Stock; provided however, that this Section 4(e) shall not prohibit the issuance of any Junior Securities (or the adoption of a Certificate of Designations related thereto) or any transaction that constitutes a Change in Control. (f) This Certificate of Designations may only be amended, modified or altered with the affirmative vote or consent of the Holders of a majority of the then outstanding shares of Preferred Stock, voting or consenting, as the case may be, separately as a single class to the exclusion of the holders of Common Stock.

16 (g) In exercising the voting rights set forth in Section 4(b), Section 4(c), Section 4(e) and Section 4(f), each Holder shall be entitled to one vote for each share of Series A Preferred Stock held by such Holder. In exercising the voting rights set forth in this Section 4, the Holder Representative shall solicit the vote or written consent of the Holders and the Corporation shall be entitled to communicate with and rely solely upon any instruction received from the Holder Representative. (h) Business Opportunities. (i) To the fullest extent permitted by applicable law, the Corporation, on behalf of itself and its subsidiaries, renounces any interest or expectancy of the Corporation and its subsidiaries in, or in being offered an opportunity to participate in, business opportunities that are from time to time presented to One Stone Partners L.L.C. (“Sponsor”) or any of its Affiliates (including One Stone Energy Partners GP, L.L.C.) or any of their respective officers, directors, agents, shareholders, members, partners, affiliates and subsidiaries (other than the Corporation and its subsidiaries) (each, a “Specified Party”) or are business opportunities in which a Specified Party participates or desires to participate, even if the opportunity is one that the Corporation or its subsidiaries might reasonably be expected to have pursued or had the ability or desire to pursue if granted the opportunity to do so, and each such Specified Party shall have no duty to communicate or offer such business opportunity to the Corporation and, to the fullest extent permitted by applicable law, shall not be liable to the Corporation or any of its subsidiaries or any stockholder, for breach of any fiduciary or other duty, as a director or officer or controlling stockholder or otherwise, by reason of the fact that such Specified Party pursues or acquires such business opportunity, directs such business opportunity to another person or fails to present such business opportunity, or information regarding such business opportunity, to the Corporation or its subsidiaries. Notwithstanding the foregoing, a Specified Party who is a director or officer of the Corporation and who is offered a business opportunity in his or her capacity as a director or officer of the Corporation (each, a “Directed Opportunity”) shall be obligated to communicate such Directed Opportunity to the Corporation; provided, however, that all of the protections of this Section 4(h) shall otherwise apply to the Specified Parties with respect to such Directed Opportunity, including, without limitation, the ability of the Specified Parties to pursue or acquire such Directed Opportunity or to direct such Directed Opportunity to another Person. (ii) Neither the amendment nor repeal of this Section 4(h), nor the adoption of any provision of the Certificate of Incorporation or the bylaws of the Corporation, nor, to the fullest extent permitted by Delaware law, any modification of law, shall eliminate, reduce or otherwise adversely affect any right or protection of any Person granted pursuant hereto existing at, or arising out of or related to any event, act or omission that occurred prior to, the time of such amendment, repeal, adoption or modification (regardless of when any proceeding (or part thereof) relating to such event, act or omission arises or is first threatened, commenced or completed). (iii) If any provision or provisions of this Section 4(h) shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason

17 whatsoever, then (A) the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Section 4(h) (including, without limitation, each portion of any section of this Section 4(h) containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and (B) to the fullest extent possible, the provisions of this Section 4(h) (including, without limitation, each such portion of any paragraph of this Section 4(h) containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to permit the Corporation to protect its directors, officers, employees and agents from personal liability in respect of their good faith service to or for the benefit of the Corporation to the fullest extent permitted by law. (iv) This Section 4(h) shall not limit any protections or defenses available to, or indemnification or advancement rights of, any director or officer of the Corporation or any Specified Parties under the Certificate of Incorporation, the bylaws of the Corporation or applicable law. Any Person purchasing or otherwise acquiring any interest in any securities of the Corporation shall be deemed to have notice of and to have consented to the provisions of this Section 4(h). (v) Any Specified Party entitled to indemnification or advancement rights under the Certificate of Incorporation, the bylaws of the Corporation or applicable law (each, a “Specified Indemnitee”) may have certain rights to indemnification, advancement and/or insurance provided by one or more Persons with whom or which such Specified Indemnitee may be associated (including, without limitation, any of Sponsor or its Affiliates (including One Stone Energy Partners GP, L.L.C.)). The Corporation hereby acknowledges and agrees that: (A) the Corporation shall be the indemnitor of first resort with respect to any matter with respect to which any Specified Indemnitee may be entitled to indemnification or advancement rights under the Certificate of Incorporation, the bylaws of the Corporation or applicable law with regard to the Corporation; (B) the Corporation shall be primarily liable for all such obligations and any indemnification or advancement rights afforded to any Specified Indemnitee in respect of any such matter law with regard to the Corporation, whether created by law, organizational or constituent documents, contract or otherwise; (C) any obligation of any other Persons with whom or which a Specified Indemnitee may be associated (including, without limitation, any of Sponsor or its Affiliates (including One Stone Energy Partners GP, L.L.C.)) to indemnify such Specified Indemnitee and/or advance expenses to such Specified Indemnitee in respect of any matter with regard to the Corporation shall be secondary to the obligations of the Corporation under this Certificate of Designations, the Certificate of Incorporation, the bylaws of the Corporation and applicable law; (D) the Corporation shall be required to indemnify each Specified Indemnitee and advance expenses to each Specified Indemnitee under the Certificate of Incorporation, the bylaws of the Corporation or applicable law to the fullest extent provided therein without regard to any rights such Specified Indemnitee may have against any other Person with whom or which such Specified Indemnitee may be associated (including, without limitation, any of Sponsor or its Affiliates (including One Stone Energy Partners GP, L.L.C.)) or insurer of any such Person; and (E) the Corporation irrevocably waives, relinquishes and releases any other Person with whom or which a Specified Indemnitee may be associated

18 (including, without limitation, any of Sponsor or its Affiliates (including One Stone Energy Partners GP, L.L.C.)) from any claim of contribution, subrogation or any other recovery of any kind in respect of amounts paid by the Corporation with regard to the foregoing, in each case arising out of, relating to or resulting from the Specified Indemnitee’s relationship to the Corporation. SECTION 5. Liquidation. (a) In the event of any liquidation, winding up or dissolution of the Corporation, whether voluntary or involuntary, each Holder shall be entitled to receive, in respect of each share of Series A Preferred Stock held by such Holder, to be paid out of the assets of the Corporation or proceeds thereof (whether capital or surplus) available for distribution to the stockholders of the Corporation and after satisfaction of all liabilities and obligations to creditors of the Corporation, but before any payment or distribution is made to or set aside for the holders of Junior Stock, payment in full of an amount equal to the greater of (i) the Liquidation Preference of such share as of the date of such liquidation, winding up or dissolution and (ii) the amount that such Holder otherwise would be entitled to receive if all of such Holder’s shares of Series A Preferred Stock were converted into shares of Common Stock (at the Conversion Price then in effect) immediately prior to such liquidation, winding up or dissolution (regardless of whether any such shares of Series A Preferred Stock are not then convertible pursuant to the terms hereof). (b) Neither the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all the assets or business of the Corporation (other than in connection with the liquidation, winding up or dissolution of the Corporation) nor the merger or consolidation of the Corporation into or with any other Person shall be deemed to be a liquidation, winding up or dissolution, voluntary or involuntary, for purposes of this Section 5. (c) After the payment in full to the Holders of all amounts to which such Holders are entitled pursuant to Section 5(a), the Holders as such shall have no right or claim to the remaining assets of the Corporation or proceeds thereof and shall not participate in any payment to holders of Common Stock or other holders of Equity Securities. (d) In the event the assets of the Corporation or proceeds thereof available for distribution to the Holders upon any liquidation, winding up or dissolution of the Corporation, whether voluntary or involuntary, shall be insufficient to pay in full all amounts to which such Holders are entitled pursuant to Section 5(a), no such distribution shall be made on account of any shares of Parity Stock upon such liquidation, winding up or dissolution unless proportionate distributable amounts shall be paid on account of the shares of Series A Preferred Stock, equally and ratably, in proportion to the full distributable amounts to which the Holders and the holders of any Parity Stock are entitled upon such liquidation, winding up or dissolution.

19 SECTION 6. Change in Control. (a) In the event of any Change in Control, the Holders of a majority of the then outstanding shares of Series A Preferred Stock, on behalf of themselves and all other Holders, may elect any of the following: (i) to receive in exchange for all, but not less than all, then outstanding shares of Series A Preferred Stock (and in lieu of any cash payments otherwise payable in connection with such Change in Control in respect of any shares of Series A Preferred Stock and/or any shares of Common Stock issued upon conversion of shares of Series A Preferred Stock), cash payments from the Corporation immediately prior to the effective time of such Change in Control in an aggregate amount that, taking into account all Cash Dividends paid on the Series A Preferred Stock and other cash payments made by the Corporation from and after the Issue Date in respect of shares of Series A Preferred Stock and any shares of Common Stock issued upon conversion of shares of Series A Preferred Stock (but excluding, for the avoidance of doubt, any consideration payable pursuant to such Change in Control in respect of any shares of Series A Preferred Stock and/or any shares of Common Stock issued upon conversion of shares of Series A Preferred Stock), are sufficient to achieve a minimum “cash-on-cash” internal rate of return of twenty percent (20%) on the Outstanding Preferred Investment Amount immediately prior to the effective time of such Change in Control, as calculated using the XIRR function in the most recent version of Microsoft Excel (or if such program is no longer available, such other software program for calculating such internal rate of return proposed by the Holder Representative and reasonably acceptable to the Board of Directors), allocated among such Holders pro rata according to the number of such shares of Series A Preferred Stock held by each of them relative to the aggregate number of all such shares of Series A Preferred Stock; (ii) to convert all then outstanding shares of Series A Preferred Stock into shares of Common Stock immediately prior to the effective time of such Change in Control and receive the consideration payable pursuant such Change in Control in respect of such shares of Common Stock; or (iii) if the definitive agreements with respect to such Change in Control permit, then to receive stock or other securities of the acquirer in such Change in Control having substantially identical terms as those applicable to the Series A Preferred Stock, including, without limitation, with respect to dividend rights, director designation, voting and approval rights, rights on liquidation, winding up or dissolution and rights in the event of any Change in Control. (b) Subject to the Holders agreeing to maintain the confidentiality of any nonpublic information contained in such notice, the Corporation shall deliver written notice to the Holders of its intent to effect a Change in Control as promptly as practicable but not less than thirty (30) days prior to the date on which the Corporation reasonably expects the closing of the transactions contemplated by such Change in Control to occur. Such notice shall set forth (i) the good faith estimate of the Board of Directors of the date on which the closing of the transactions contemplated by such Change in Control will occur (if such a date is such reasonably estimable

20 at that time); provided, however, that if after delivering such notice the Corporation reasonably expects such closing to occur on a date other than that set forth in such notice (or, if no such date is set forth such notice), then the Corporation shall as promptly as practicable, but in no event less than fifteen (15) days prior to the date on which such closing occurs, update such notice and deliver the same to the Holders; (ii)(A) the cash purchase price per share of Common Stock proposed to be paid by the counterparty(ies) to such Change in Control or (B) if such Change in Control is to be effected pursuant to one transaction or series of related transactions as a result of which the Common Stock would be converted into, or exchanged for, stock, other securities or other property or assets, in each case other than cash, the form and amount of such stock, other securities or other property or assets; and (iii) an offer to purchase or otherwise acquire all, but not less than all, shares of Series A Preferred Stock in exchange for the cash payments described in Section 6(a)(i), which offer may be made contingent on the completion of such Change in Control. The Holders shall elect among the alternatives set forth in Section 6(a) and the Holder Representative shall notify the Corporation of such election by delivering written notice thereof to the Corporation not less than three (3) Business Days prior to the estimated closing date set forth in the written notice delivered by the Corporation to the Holders pursuant to Section 6(b)(i) (as updated pursuant to Section 6(b)(i), if applicable). In the event the Holder Representative fails to deliver written notice prior to the deadline in the preceding sentence, the Corporation shall be entitled to elect on behalf of all Holders the alternative set forth in Section 6(a) that, as of the effective time of such Change in Control, results in the Holders’ receipt of the highest value of consideration in exchange for their Series A Preferred Stock, as determined in good faith by the Board of Directors. In the event the terms of the proposed Change in Control are materially modified after the Corporation delivers written notice to the Holders of its intent to effect such Change in Control, the Corporation shall deliver written notice to the Holders of such modification as promptly as practicable but not less than fifteen (15) days prior to the date on which the Corporation reasonably expects the closing of the transactions contemplated by such Change in Control to occur. (c) Notwithstanding anything to the contrary in this Section 6, the Holders’ election among the alternatives set forth in Section 6(a) shall be revocable and shall not affect the right of the Holders to change such election, in each case on or before the date that is three (3) Business Days prior to the estimated closing date set forth in the written notice delivered by the Corporation to the Holders pursuant to Section 6(b)(i) (as updated pursuant to Section 6(b)(i), if applicable). For the avoidance of doubt, if the closing of the transactions contemplated by the Change in Control described in the written notice delivered by the Corporation to the Holders pursuant to Section 6(b) (as updated or modified pursuant to Section 6(b), if applicable) does not occur, then the Holders’ election among the alternatives set forth in Section 6(a) shall be automatically revoked and shall be of no further force or effect. (d) In electing among the alternatives set forth in this Section 6, the Holder Representative shall solicit the vote or written consent of the Holders and the Corporation shall be entitled to communicate with and rely solely upon any instruction received from the Holder Representative.

21 SECTION 7. Conversion. (a) Subject to Section 7(b), each Holder may at any time and from time to time after the Issue Date elect for all or any number of the then outstanding shares of Series A Preferred Stock held by such Holder to be converted into shares of Common Stock by delivering to the Corporation written notice setting forth (i) that such Holder elects to so convert shares of Series A Preferred Stock and (ii) the number of shares of Series A Preferred Stock such Holder elects to so convert. The Business Day immediately following the date on which the Corporation receives any such written notice is referred to herein as a “Conversion Date”. Subject to the terms and provisions of this Section 7, each share of Series A Preferred Stock shall be convertible into a number of shares of Common Stock, subject to Section 10(b), equal to (x) the sum of (1) the Face Amount of such share as of the applicable Conversion Date plus (2) the amount of the Accrued Dividends with respect to such share as of the applicable Conversion Date divided by (y) the Conversion Price in effect as of such Conversion Date; provided, however, that at the election of the Corporation, the amount of any such Accrued Dividends may be paid in cash on the Conversion Date and not included in the conversion calculation pursuant to the foregoing clause (x)(2). (b) Notwithstanding anything to the contrary herein, prior to Stockholder Approval, the aggregate number of shares of Common Stock issuable at any time and from time to time upon conversion of any or all shares of Series A Preferred Stock, when aggregated with the aggregate number of any then outstanding shares of Common Stock deemed Beneficially Owned by any Holder at such time, shall not exceed nineteen and ninety-nine one-hundredths percent (19.99%) of the aggregate number of shares of Common Stock outstanding immediately prior to the Issue Date. Following Stockholder Approval, the foregoing limitation on the aggregate number of shares of Common Stock issuable at any time and from time to time upon conversion of any or all shares of Series A Preferred Stock shall not apply and any or all such shares of Series A Preferred Stock thereafter shall be convertible into shares of Common Stock in accordance with Section 7(a) without regard to such limitation. If at any time after the Issue Date the rules of the NASDAQ Stock Market or the staff interpretations of such rules are amended or modified such that Stockholder Approval would not be required for the Corporation to issue all or any number of such shares of Common Stock in excess of nineteen and ninety-nine one-hundredths percent (19.99%) of the aggregate number of shares of Common Stock outstanding immediately prior to the Issue Date, then on the effective date of any such amendment or modification, the foregoing limitation on the aggregate number of shares of Common Stock issuable at any time and from time to time upon conversion of any or all shares of Series A Preferred Stock shall be deemed modified in order to provide that any or all such shares of Series A Preferred Stock thereafter shall be convertible into shares of Common Stock to the maximum extent permitted pursuant to such amended or modified rules or staff interpretations. (c) Upon conversion or Forced Conversion, a converting Holder shall surrender to the Corporation the certificates, if any, representing shares of Series A Preferred Stock to be converted during usual business hours at its principal place of business or the offices of its duly appointed Transfer Agent, accompanied by (i) if so required by the Corporation or its duly appointed Transfer Agent, a written instrument or instruments of transfer in form reasonably satisfactory to the Corporation or its duly appointed Transfer Agent, duly executed by the Holder

22 or its duly authorized legal representative and (ii) Transfer Tax stamps or funds therefor, if required pursuant to Section 7(j). (d) Immediately prior to the close of business on the Conversion Date or the Forced Conversion Date, as applicable, with respect to a conversion, a converting Holder shall be deemed to be the holder of record of Common Stock issuable upon conversion of such Holder’s shares of Series A Preferred Stock notwithstanding that the share register of the Corporation shall then be closed or that certificates representing such Common Stock shall not then be actually delivered to such Holder. Except to the extent a Holder is not able to convert its shares of Series A Preferred Stock into Common Stock as a result of Section 7(i) or Section 7(k), on the Conversion Date or the Forced Conversion Date, as applicable, dividends shall cease to accrue on the shares of Series A Preferred Stock so converted and all other rights with respect to the shares of Series A Preferred Stock so converted, including the rights, if any, to receive notices, will terminate, except for the rights of Holders thereof to (i) receive, subject to Section 10(b), the number of whole shares of Common Stock into which such shares have been converted; and (ii) exercise the rights to which they are thereafter entitled as holders of Common Stock. As promptly as practical after the conversion of any shares of Series A Preferred Stock into Common Stock, the Corporation shall deliver or shall cause the Transfer Agent to deliver to the applicable Holder an Ownership Notice identifying, subject to Section 10(b), the number of whole shares of Common Stock to which such Holder is entitled. (e) Subject to Section 7(b), the Conversion Price with respect to each then outstanding share of Series A Preferred Stock shall be subject to the following adjustments (except as provided in Section 7(f)): (i) If the Corporation pays a dividend (or other distribution) in shares of Common Stock to all holders of Common Stock, then the Conversion Price in effect immediately following the record date for such dividend (or distribution) shall be equal to the Conversion Price then in effect divided by the following fraction: OS1 OS0 where: OS0 = the number of shares of Common Stock outstanding immediately prior to the record date for such dividend or distribution; and OS1 = the sum of (A) the number of shares of Common Stock outstanding immediately prior to the record date for such dividend or distribution and (B) the aggregate number of shares of Common Stock constituting such dividend. (ii) If the Corporation issues to all holders of shares of Common Stock rights, options or warrants entitling them to subscribe for or purchase shares of Common Stock at less than the Market Value determined on the Ex-Date for such issuance, then the Conversion Price in effect immediately following the close of business on the Ex-Date

23 for such issuance shall be equal to the Conversion Price then in effect divided by the following fraction: OS0 + X OS0 + Y where: OS0 = the number of shares of Common Stock outstanding at the close of business on the record date for such issuance; X = the aggregate number of shares of Common Stock issuable pursuant to such rights, options or warrants; and Y = an amount equal to (A) the aggregate price payable to exercise all such rights, options or warrants divided by (B) the Market Value determined as of the Ex-Date for such issuance; provided, however, that if such rights, options or warrants are only exercisable upon the occurrence of certain triggering events, then the Conversion Price shall not be adjusted until such triggering events occur. To the extent such rights, options or warrants are not exercised prior to their expiration or shares of Common Stock otherwise are not delivered pursuant to such rights or warrants upon the exercise of such rights, options or warrants, the Conversion Price shall be readjusted to such Conversion Price that would have then been in effect had the adjustment made upon the issuance of such rights, options or warrants been made on the basis of the delivery of only the number of shares of Common Stock actually delivered. In determining the aggregate offering price payable for such shares, the Transfer Agent shall take into account any consideration received for such rights, options or warrants and the value of such consideration (if other than cash, to be determined by the Board of Directors). (iii) If the Corporation subdivides, combines or reclassifies the shares of Common Stock into a greater or lesser number of shares of Common Stock, then the Conversion Price in effect immediately following the effective date of such share subdivision, combination or reclassification shall be equal to the Conversion Price then in effect divided by the following fraction: OS1 OS0 where: OS0 = the number of shares of Common Stock outstanding immediately prior to such share subdivision, combination or reclassification; and

24 OS1 = the number of shares of Common Stock outstanding immediately after such share subdivision, combination or reclassification. (iv) If the Corporation or any of its subsidiaries successfully completes a tender or exchange offer for the Common Stock that involves the payment of consideration with a value per share of Common Stock exceeding the average Closing Sale Price of the Common Stock over the ten (10) consecutive Trading Day period commencing on, and including, the Trading Day immediately succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, then the Conversion Price in effect immediately following the completion of such tender or exchange offer shall be equal to the Conversion Price then in effect divided by the following fraction: AC + (SP0 x OS1) OS0 x SP0 where: SP0 = the average Closing Sale Price over the ten (10) consecutive Trading Day period commencing on, and including, the Trading Day immediately succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer; OS0 = the number of shares of Common Stock outstanding immediately prior to the expiration of the tender or exchange offer, including any shares validly tendered and not withdrawn (such tendered shares, the “Purchased Shares”); OS1 = the number of shares of Common Stock outstanding immediately after the expiration of the tender or exchange offer, less any Purchased Shares; and AC = the aggregate cash and fair market value of the other consideration paid in the tender or exchange offer, as determined by the Board of Directors. In the event the Corporation, or one of its subsidiaries, is obligated to purchase shares of Common Stock pursuant to any such tender offer or exchange offer, but the Corporation, or such subsidiary, is permanently prevented by applicable law from effecting any such purchases, or any of such purchases are rescinded, then the Conversion Price shall be readjusted to be such Conversion Price that would then be in effect if such tender offer or exchange offer had been made only on the number of shares actually tendered or exchanged and for only the amount of consideration actually paid. Except as set forth in the preceding paragraph, if the application of this clause (iv) to any tender offer or exchange offer would result in an increase in the Conversion Price, no adjustment shall be made for such tender offer or exchange offer under this clause (iv).

25 (v) If the Corporation distributes to all holders of shares of Common Stock evidences of indebtedness, shares of capital stock (other than Common Stock) or other assets (including securities, but excluding any dividend or distribution referred to in clause (i) above; any rights, options or warrants referred to in clause (ii) above; any consideration payable in connection with a tender or exchange offer made by the Corporation or any of its subsidiaries referred to in clause (iv) above; and any dividend of shares of capital stock of any class or series, or similar equity interests, of or relating to a subsidiary or other business unit in the case of certain spin-off transactions as described below), then the Conversion Price in effect immediately following the close of business on the record date for such distribution shall be equal to the Conversion Price then in effect divided by the following fraction: SP0 SP0 – FMV where: SP0 = the Closing Sale Price on the Trading Day immediately preceding the Ex-Date; and FMV = the fair market value of the portion of the distribution applicable to one share of Common Stock on the Trading Day immediately preceding the Ex-Date as determined by the Board of Directors. In a spin-off, where the Corporation makes a distribution to all holders of shares of Common Stock consisting of capital stock of any class or series, or similar equity interests of, or relating to, a subsidiary or other business unit, the Conversion Price shall be adjusted on the fourteenth Trading Day after the effective date of the distribution by dividing such Conversion Price in effect immediately prior to such fourteenth Trading Day by the following fraction: MP0 + MPS MP0 where: MP0 = the average of the Closing Sale Price over each of the first ten (10) Trading Days commencing on and including the fifth (5th) Trading Day following the effective date of such distribution; and MPS = the average of the closing sale price of the capital stock or equity interests representing the portion of the distribution applicable to one share of Common Stock over each of the first ten (10) Trading Days commencing on and including the fifth (5th) Trading Day following the effective date of such distribution, or as reported on the NASDAQ Stock Market or, if the Common Stock is not listed on the NASDAQ Stock Market, then on the principal other United States national or regional securities exchange, quotation system or over-the-counter market on which the Common Stock is traded or, if the Common Stock is not listed on a United States national or

26 regional securities exchange, quotation system or over-the-counter market, then the fair market value of the capital stock or equity interests representing the portion of the distribution applicable to one share of Common Stock on such date as determined by the Board of Directors. In the event such distribution described in this clause (v) is not so made, the Conversion Price shall be readjusted, effective as of the date the Board of Directors publicly announces its decision not to pay such dividend or distribution, to the Conversion Price that would then be in effect if such dividend distribution had not been declared. (vi) If the Corporation issues or sells shares of Common Stock or rights, options or warrants entitling the holders thereof to subscribe for or purchase shares of Common Stock (excluding any dividend or distribution referred to in clause (i) above; any rights, options or warrants referred to in clause (ii) above; any consideration payable in connection with a tender or exchange offer made by the Corporation or any of its subsidiaries referred to in clause (iv) above; any evidences of indebtedness, shares of capital stock (other than Common Stock) or other assets or any dividend of shares of capital stock of any class or series, or similar equity interests, of or relating to a subsidiary or other business unit in the case of certain spin-off transactions, in each case referred to in clause (v) above; and the issuance of any Permitted Equity Securities), at less than the Conversion Price in effect immediately prior to such issuance or sale (or deemed issuance or sale), then immediately following such issuance or sale, the Conversion Price shall be adjusted to a Conversion Price equal to the quotient obtained by dividing: (OS0 x X) + C OS0 + Y where: OS0 = Common Stock Deemed Outstanding immediately prior to such issuance or sale; X = the Conversion Price in effect immediately prior to such issuance or sale; Y = the aggregate number of shares of Common Stock issued or sold (or deemed issued or sold) by the Corporation in such issuance or sale (or deemed issuance or sale); C = the aggregate consideration, if any, received by the Corporation upon such issuance or sale (or deemed issuance or sale). To the extent any such rights, options or warrants are not exercised prior to their expiration or shares of Common Stock otherwise are not delivered pursuant to any such rights or warrants upon the exercise of such rights, options or warrants, the Conversion Price shall be readjusted to such Conversion Price that would have then been in effect

27 had the adjustment made upon the issuance of such rights, options or warrants been made on the basis of the delivery of only the number of shares of Common Stock actually delivered. If any such rights, options or warrants are only exercisable upon the occurrence of certain triggering events, then the Conversion Price shall not be adjusted until such triggering events occur. In determining the aggregate price paid in respect of such shares or payable to exercise any such rights, options or warrants, the Transfer Agent shall take into account any consideration received for such rights, options or warrants and the value of such consideration (if other than cash, to be determined by the Board of Directors). (vii) The Corporation reserves the right to make such reductions in the Conversion Price in addition to those required in the foregoing provisions as it considers advisable in order that any event treated for Federal income tax purposes as a dividend of stock or stock rights will not be taxable to the recipients. In the event the Corporation elects to make such a reduction, the Corporation shall comply with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder if and to the extent such laws and regulations are applicable in connection with the reduction of the Conversion Price. (viii) Notwithstanding anything to the contrary in this Section 7(e), rights or warrants distributed by the Corporation to all holders of Common Stock entitling such holders to subscribe for or purchase Equity Securities (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events (“Trigger Event”): (A) are deemed to be transferred with such shares; (B) are not exercisable; and (C) are also issued in respect of future issuances of Common Stock, shall be deemed not to have been distributed for purposes of this Section 7(e) (and no adjustment to any such Conversion Price under this Section 7(e) will be required) until the occurrence of the earliest Trigger Event, whereupon such rights and warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to such Conversion Price shall be made under Section 7(e)(ii). In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event or other event with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to any such Conversion Price under this Section 7(e) was made, (1) in the case of any such rights or warrants that shall all have been redeemed or repurchased without exercise by any holders thereof, such Conversion Price shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder or holders of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase, and (2) in the case of such rights or warrants that shall have expired or been terminated without exercise thereof, such Conversion Price shall be readjusted as if such expired or terminated rights and warrants had not been issued. To the extent the Corporation has a rights plan or agreement in effect upon conversion of the Series A Preferred Stock, which rights plan provides for rights or warrants of the type described in this clause (viii), then upon conversion of the Series A Preferred Stock, the Holders will receive, in addition to the Common Stock to which they are entitled, a

28 corresponding number of rights in accordance with the rights plan, unless a Triggering Event has occurred and the adjustments to the Conversion Price with respect thereto have been made in accordance with the foregoing. In lieu of any such adjustment, the Corporation may amend such applicable stockholder rights plan or agreement to provide that upon conversion of the Series A Preferred Stock the Holders will receive, in addition to the Common Stock issuable upon such conversion, the rights that would have attached to such Common Stock if the Triggering Event had not occurred under such applicable stockholder rights plan or agreement. (f) Notwithstanding anything to the contrary in Section 7(e), no adjustment to the Conversion Price with respect to any then outstanding share of Series A Preferred Stock shall be made with respect to any distribution or other transaction if the Holders are entitled to participate in such distribution or transaction as if they held a number of shares of Common Stock issuable upon conversion of the Series A Preferred Stock immediately prior to such event, without having to convert their shares of Series A Preferred Stock. (g) If the Corporation shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or other distribution, and shall thereafter (and before the dividend or distribution has been paid or delivered to stockholders) legally abandon its plan to pay or deliver such dividend or distribution, then thereafter no adjustment in the Conversion Price then in effect with respect to any then outstanding share of Series A Preferred Stock shall be required by reason of the taking of such record. (h) Upon any increase or decrease in the Conversion Price with respect to any then outstanding share of Series A Preferred Stock, then, and in each such case, the Corporation promptly shall deliver to each Holder a certificate signed by an Officer, setting forth in reasonable detail the event requiring the adjustment and the method by which such adjustment was calculated and specifying the increased or decreased Conversion Price then in effect following such adjustment. (i) The Corporation shall at all times reserve and keep available for issuance upon the conversion of the Series A Preferred Stock such number of its authorized but unissued shares of Common Stock as will from time to time be sufficient to permit the conversion of all outstanding shares of Series A Preferred Stock pursuant to any applicable provision of this Certificate of Designations, and shall take all action required (including promptly calling and holding one or more special meetings of the Board of Directors and the stockholders of the Corporation until such increase is approved in accordance with applicable law or regulation and amending the Certificate of Incorporation) to increase the authorized number of shares of Common Stock if at any time there shall be insufficient unissued shares of Common Stock to permit such reservation or to permit the conversion of all outstanding shares of Series A Preferred Stock. Notwithstanding anything to the contrary herein, unless otherwise agreed by the affirmative vote of the Holders of at least a majority of the shares of Series A Preferred Stock at the time outstanding and entitled to vote thereon, all shares of Series A Preferred Stock which would otherwise convert into shares of Common Stock shall remain outstanding and shall continue to accumulate and compound additional dividends pursuant to Section 3 until such time as there are sufficient unissued shares of Common Stock to permit the conversion of all outstanding shares of Series A Preferred Stock.

29 (j) The issuance or delivery of certificates for Common Stock upon the conversion of shares of Series A Preferred Stock and the issuance or delivery of any Ownership Notice, whether at the request of a Holder or upon the conversion of shares of Series A Preferred Stock, shall each be made without charge to the Holder or recipient of shares of Series A Preferred Stock for such certificates or Ownership Notice or for any Transfer Tax in respect of the issuance or delivery (but not the ownership) of such certificates or the securities represented thereby or such Ownership Notice or the securities identified therein, and such certificates or Ownership Notice shall be issued or delivered in the respective names of, or in such names as may be directed by, the applicable Holder; provided, however, that the Corporation shall not be required to pay any Transfer Tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificate in a name other than that of the Holder of the shares of the relevant Series A Preferred Stock and the Corporation shall not be required to issue or deliver any such certificate or Ownership Notice unless or until the Person or Persons requesting the issuance or delivery thereof shall have paid to the Corporation the amount of such Transfer Tax or shall have established to the reasonable satisfaction of the Corporation that such Transfer Tax has been paid. (k) If any Holder or Holders (collectively, the “Antitrust Holders”) reasonably believe that issuance or delivery of any shares of Common Stock upon any conversion of shares of Series A Preferred Stock hereunder (including any forced conversion pursuant to Section 8(a)) held by such Antitrust Holders would require filings with or the approval of any governmental authority under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), or any other U.S. federal or state antitrust laws or requirements (collectively, “Antitrust Laws”), the Antitrust Holders may notify the Corporation of such requirement, and shall state in such notice whether such Antitrust Holders intend to make a filing under the HSR Act. Within fifteen (15) Business Days following receipt of any such notification from such Antitrust Holders that informs the Corporation that such Antitrust Holders intend to make a filing under the HSR Act (the “HSR Filing”), the Corporation and the Antitrust Holders shall each prepare and file with the Department of Justice and the Federal Trade Commission the notification and report form required with respect to such conversion by the HSR Act, and request early termination of the waiting period thereunder. In connection with the HSR Filing, the Antitrust Holders and the Corporation shall respond promptly to any inquiries from the Department of Justice or the Federal Trade Commission concerning such filings and shall comply in all material respects with the filing requirements of the HSR Act. The Antitrust Holders and the Corporation shall cooperate with each other and, subject to entry into applicable confidentiality agreements, shall promptly furnish all information to the other party that is necessary in connection with such parties’ compliance with the HSR Act in connection with the HSR Filing; provided, however, that to the extent the provision of such information requires the participation or cooperation of a Person not under the control of the Antitrust Holder or the Corporation, as applicable, the Antitrust Holders and the Corporation shall only be required to use commercially reasonable efforts to obtain such information. The Antitrust Holders and the Corporation shall keep each other fully advised with respect to any requests from or communications with the Department of Justice or the Federal Trade Commission concerning the HSR Filing and shall consult with each other with respect to all responses thereto. The Antitrust Holders and the Corporation shall use all commercially reasonable efforts to take all actions reasonably necessary in connection with the HSR Act or any other applicable Antitrust Law in order to cause any applicable waiting period to expire and any other required related

30 governmental approval to be obtained in connection with the conversion of shares of Series A Preferred Stock hereunder, provided that notwithstanding the foregoing, nothing contained in this Certificate of Designations shall require or obligate the Corporation to (i) commence any litigation against any governmental authority or (ii) agree or consent to any divestitures, licenses, hold separate arrangements or similar matters, including covenants affecting business or operating practices of or with respect to the assets, operations or businesses of the Corporation. The Antitrust Holders shall be responsible for paying the fees due in connection with any HSR Filing and shall reimburse the Corporation and its Affiliates for all out of pocket costs and expenses incurred in making any such filing and for otherwise performing its obligations under this Section 7(k). The Corporation shall not be obligated to issue or deliver shares of Common Stock to any Antitrust Holder, and no such Holder shall be obligated to accept the delivery of shares of Common Stock, to the extent such issuance or delivery to such Holder would constitute a violation of applicable Antitrust Laws. The issuance and delivery of any shares of Common Stock described in the immediately preceding sentence shall be delayed until such time as such issuance and delivery complies with applicable Antitrust Laws and, notwithstanding anything to the contrary herein, the shares of Series A Preferred Stock which would otherwise convert into such shares shall remain outstanding (including after the Forced Conversion Date) and shall continue to accumulate and compound additional dividends pursuant to Section 3 until such time as such shares may be converted into shares of Common Stock in compliance with applicable Antitrust Laws or are redeemed or otherwise cancelled pursuant to the terms hereof. SECTION 8. Forced Conversion. (a) Following Stockholder Approval, at any time after the third (3rd) anniversary of the Issue Date the Corporation may elect to cause all, but not less than all, then outstanding shares of Series A Preferred Stock to be converted into shares of Common Stock; provided, however, that each of the following shall have occurred on or before the Company shall be entitled to exercise such right: (i) the per share volume-weighted average price of the Common Stock for twenty (20) Trading Days during a thirty (30) consecutive Trading Day period ending immediately prior to the Forced Conversion Notice Date (the “Determination Period”), as determined based on information published by NASDAQ in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on each such Trading Day (or if such volume-weighted average price is unavailable on any such Trading Day, the Closing Sale Price shall be used for such Trading Day) (without regard to afterhours trading or any other trading outside of the regular trading session trading hours) shall equal or exceed two hundred percent (200%) of the Series A Original Issue Price; (ii) the average daily trading volume of shares of Common Stock during the Determination Period shall exceed an amount equal to (A) the aggregate number of shares of Common Stock issuable upon conversion of all then outstanding shares of Series A Preferred Stock divided by (B) forty-five (45); and (iii) with respect to shares of Common Stock issuable at any time and from time to time upon conversion of any or all shares of Series A Preferred Stock, (a) the

31 resale of the shares of Common Stock into which such share is converted shall be covered by an effective Shelf Registration Statement or (b) such shares of Common Stock into which such share is converted may be sold or transferred by the Holder thereof under Rule 144 under the Securities Act without any limitation on the volume, timing, recipients or intended methods of distribution; provided, however, that any shares of Common Stock that are held by any Holder that is an Affiliate of the Corporation shall not satisfy the conditions of free transferability set forth in clause (b) above unless the Corporation reasonably determines (through delivery of a legal opinion or other reasonable supporting documentation) that the Holder is not an Affiliate. The third (3rd) Business Day immediately following the date on which the Holders receive written notice from the Corporation of its election to exercise its right to cause the conversion of all then outstanding shares of Series A Preferred Stock into shares of Common Stock (the “Forced Conversion Notice Date”) is referred to herein as the “Forced Conversion Date”. Subject to the terms and provisions of Section 7, each share of Series A Preferred Stock shall be convertible into a number of shares of Common Stock, subject to Section 10(b), equal to (x) the sum of (1) the Face Amount of such share as of the Forced Conversion Date plus (2) the amount of the Accrued Dividends with respect to such share as of the Forced Conversion Date divided by (y) the Conversion Price in effect as of the Forced Conversion Date; provided, however, that at the election of the Corporation, the amount of any such Accrued Dividend may be paid in cash on the Forced Conversion Date and not included in the conversion calculation pursuant to the foregoing clause (x)(2). (b) The Corporation shall deliver written notice to the Holders of its election to exercise its right to cause the conversion of all then outstanding shares of Series A Preferred Stock into shares of Common Stock. Such notice shall set forth: (i) the good faith estimate of the Board of Directors of the aggregate number of shares of Common Stock to be issued upon such conversion; (ii) whether the Corporation elects to pay any Accrued Dividends in cash on the Forced Conversion Date; and (iii) that Dividends will cease to accrue on the Forced Conversion Date. (c) Notwithstanding anything to the contrary herein, if the Corporation consummates a Change in Control or enters into a definitive agreement that provides for or would result in a Change in Control, in each case during the period commencing on the Forced Conversion Date and ending six months thereafter, then in connection with such Change in Control, the holders of a majority of the shares of Common Stock into which shares of Series A Preferred Stock have been converted pursuant to Section 8(a), voting as a single class, may elect to receive in exchange for all, but not less than all, such shares of Common Stock (and in lieu of any other payment with respect to such shares in connection with such Change in Control), cash payments from the Corporation immediately prior to the effective time of such Change in Control, subject to Section 8(d), in an aggregate amount that, taking into account all Cash Dividends paid on the Series A Preferred Stock and other cash payments made by the Corporation from and after the Issue Date through and including the Forced Conversion Date in respect of shares of Series A Preferred Stock and any shares of Common Stock issued upon conversion of shares of Series A Preferred Stock (but excluding, for the avoidance of doubt, any consideration payable pursuant to such Change in Control in respect of any shares of Common Stock issued upon conversion of shares of Series A Preferred Stock), are sufficient to achieve a minimum “cash-on-cash” internal

32 rate of return of twenty percent (20%) calculated through and including the Forced Conversion Date on the Outstanding Preferred Investment Amount immediately prior to the conversion of any then outstanding shares of Series A Preferred Stock into shares of Common Stock pursuant to Section 8(a), as calculated using the XIRR function in the most recent version of Microsoft Excel (or if such program is no longer available, such other software program for calculating such internal rate of return proposed by the Holder Representative and reasonably acceptable to the Board of Directors). Such aggregate payments shall be allocated among such holders pro rata according to the number of such shares of Common Stock held by each of them relative to the aggregate number of all such shares of Common Stock. (d) In making the election pursuant to Section 8(c), the Holder Representative shall solicit the vote or written consent of the Holders and the Corporation shall be entitled to communicate with and rely solely upon any instruction received from the Holder Representative. The Holder Representative shall notify the Corporation of such election by delivering written notice thereof to the Corporation not less than three (3) Business Days prior to the consummation of the Change in Control. The cash payments, if any, pursuant to Section 8(c) shall be payable by the Corporation to the Holders of shares of Series A Preferred Stock immediately prior to the conversion pursuant to Section 8(a) unless the Corporation has received written notice from any such Holder designating another recipient to which the cash payment otherwise payable to such Holder instead shall be paid. In furtherance of the foregoing, immediately prior to and as a condition of any assignment of the right to elect to receive the cash payment otherwise payable to any Holder pursuant to Section 8(c) in connection with any transfer of shares of Common Stock into which shares of Series A Preferred Stock have been converted pursuant to Section 8(a), (x) such Holder and its assignees shall deliver written notice to the Holder Representative and the Corporation of such assignment and transfer and (y) the recipient thereof and its assignees shall agree to be bound by the terms and conditions of this Certificate of Designations with respect to such right. No payment shall be made to any recipient pursuant to Section 8(c) unless such recipient, together with all such other recipients, shall have tendered to the Corporation shares of Common Stock equal in number to the number of shares received by such Holders upon conversion pursuant to Section 8(a). SECTION 9. Redemption. (a) Following Stockholder Approval, at any time after the third (3rd) anniversary of the Issue Date, upon not less than thirty (30) days’ prior written notice to the Holders, the Corporation may elect to redeem all, but not less than all, shares of Series A Preferred Stock in exchange for cash payments from the Corporation, out of funds of the Corporation legally available for payment in an aggregate amount equal to the greater of (i)(A) the Closing Sale Price of the Common Stock on the date on which the Corporation delivers such written notice, multiplied by (B) the aggregate number of shares of Common Stock issuable upon conversion of all then outstanding shares of Series A Preferred Stock, and (ii) an amount that, taking into account all Cash Dividends paid on the Series A Preferred Stock and other cash payments made by the Corporation from and after the Issue Date in respect of shares of Series A Preferred Stock and any shares of Common Stock issued upon conversion of shares of Series A Preferred Stock, is sufficient to achieve a minimum “cash-on-cash” internal rate of return of twenty percent (20%) on the Outstanding Preferred Investment Amount immediately prior to the effective time of the redemption of any shares of Series A Preferred Stock pursuant to this Section 9(a), as calculated

33 using the XIRR function in the most recent version of Microsoft Excel (or if such program is no longer available, such other software program for calculating such internal rate of return proposed by the Holder Representative and reasonably acceptable to the Board of Directors). Such aggregate payments shall be allocated among such Holders pro rata according to the number of such shares of Series A Preferred Stock held by each of them relative to the aggregate number of all such shares of Series A Preferred Stock; provided, however, that the Company shall not be entitled to exercise such right until (a) the resale of the shares of Common Stock into which such share is converted shall be covered by an effective Shelf Registration Statement or (b) such shares of Common Stock into which such share is converted may be sold or transferred by the Holder thereof under Rule 144 under the Securities Act without any limitation on the volume, timing, recipients or intended methods of distribution; provided, however, that any shares of Common Stock that are held by any Holder that is an Affiliate of the Corporation shall not satisfy the conditions of free transferability set forth in clause (b) above unless the Corporation reasonably determines (through delivery of a legal opinion or other reasonable supporting documentation) that the Holder is not an Affiliate. (b) Accrued Dividends pursuant to Section 3 shall accrue through and including the Redemption Date. At the election of the Corporation, the amount of any Accrued Dividends may be paid in cash on the Redemption Date and not included in the conversion calculation pursuant to Section 9(a)(i)(B). (c) The redemption shall be effective at the close of business on the date that is thirty (30) days following the date on which the Holders receive written notice pursuant to Section 9(a) (the “Redemption Date”). Following the Redemption Date, all shares of Series A Preferred Stock shall cease to be outstanding (and shall not be convertible into shares of Common Stock) and shall instead represent the right to receive such Holder’s pro rata share of the redemption payments pursuant to Section 9(a) upon surrender to the Corporation of the certificates representing such shares of Series A Preferred Stock. (d) For the avoidance of doubt, the Corporation’s exercise of its right to redeem all, but not less than all, shares of the Series A Preferred Stock pursuant to Section 9(a) by delivering written notice thereof to the Holders shall not affect the rights of the Holders to convert any such shares of Preferred Stock into shares of Common Stock at any time prior to the close of business on the Redemption Date. SECTION 10. No Fractional Shares. (a) Notwithstanding anything to the contrary in Section 3(a) or Section 3(c), with respect to each share of Series A Preferred Stock held by any Holder, the number of shares of Series A Preferred Stock issuable to such Holder on any Dividend Payment Date pursuant to Section 3(a) or Section 3(c) shall be aggregated with the number of shares of Series A Preferred Stock issuable to such Holder on such Dividend Payment Date pursuant to Section 3(a) or Section 3(c) with respect to all other shares of Series A Preferred Stock held by such Holder to determine the greatest whole number of such shares of Series A Preferred Stock that otherwise would be issuable to such Holder if such number of shares of Series A Preferred Stock were determined on an aggregate, rather than an individual, basis. Such aggregate number of whole shares of Series A Preferred Stock shall be used for purposes of determining the number of

34 shares of Series A Preferred Stock to be issued by the Corporation to such Holder pursuant to Section 3(a) or Section 3(c). No fractional shares of Series A Preferred Stock or securities representing fractional shares of Series A Preferred Stock shall be issued pursuant to Section 3(a) or Section 3(c). Instead, the number of shares of Series A Preferred Stock to be issued to such Holder pursuant to Section 3(a) or Section 3(c), as applicable, in the aggregate (and not on a share by share basis), shall be rounded up to the next nearest whole share. (b) Notwithstanding anything to the contrary in Section 7 or Section 8, with respect to each share of Series A Preferred Stock held by any Holder, the number of shares of Common Stock issuable to such Holder upon conversion thereof pursuant to Section 7 or Section 8 shall be aggregated with the number of shares of Common Stock issuable to such Holder upon conversion of all other shares of Series A Preferred Stock held by such Holder that are to be converted pursuant to Section 7 or Section 8 as of the same date to determine the greatest whole number of such shares of Common Stock that otherwise would be issuable to such Holder if such number of shares of Common Stock were determined on an aggregate, rather than an individual, basis. Such aggregate number of whole shares of Common Stock shall be used for purposes of determining the number of shares to be issued by the Corporation to such Holder pursuant to pursuant to Section 7 or Section 8. No fractional shares of Common Stock or securities representing fractional shares of Common Stock shall be issued pursuant to Section 7 or Section 8. Instead, the number of shares of Common Stock to be issued to such Holder pursuant to Section 7 or Section 8, as applicable, in the aggregate (and not on a share by share basis), shall be rounded up to the next nearest whole share. SECTION 11. Uncertificated Shares; Certificated Shares. (a) Uncertificated Shares. (i) Form. Unless otherwise requested in writing by a Holder to the Corporation, the shares of Series A Preferred Stock and any shares of Common Stock issued upon conversion thereof shall be in uncertificated, book entry form as permitted by the bylaws of the Corporation and the Delaware General Corporation Law. Within a reasonable time after the issuance or transfer of uncertificated shares, the Corporation shall send or cause the Transfer Agent to send to the registered owner thereof an Ownership Notice. (ii) Transfer. Transfers of Series A Preferred Stock or Common Stock issued upon conversion thereof held in uncertificated, book-entry form shall be made only upon the transfer books of the Corporation kept at an office of the Transfer Agent upon receipt of proper transfer instructions from the registered owner of such uncertificated shares, or from a duly authorized attorney or from an individual presenting proper evidence of succession, assignment or authority to transfer the stock. The Corporation may refuse any requested transfer until furnished evidence satisfactory to it that such transfer is proper. (iii) Legends. Each Ownership Notice issued with respect to a share of Series A Preferred Stock or any Common Stock issued upon the conversion of Series A Preferred Stock shall bear a legend in substantially the following form:

35 “THE SECURITIES IDENTIFIED HEREIN HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THESE SECURITIES NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION. SUBJECT TO THE TERMS AND CONDITIONS SET FORTH IN THE RESTATED CERTIFICATE OF INCORPORATION OF MAGELLAN PETROLEUM CORPORATION (THE “CORPORATION”), AS AMENDED OR RESTATED, INCLUDING THE CERTIFICATE(S) OF DESIGNATIONS INCLUDED THEREIN (AS FURTHER AMENDED OR RESTATED FROM TIME TO TIME, THE “CHARTER”), THE CORPORATION IS AUTHORIZED TO ISSUE MORE THAN ONE CLASS OF STOCK OR MORE THAN ONE SERIES OF ANY CLASS AND THE CORPORATION WILL FURNISH WITHOUT CHARGE TO EACH STOCKHOLDER WHO SO REQUESTS THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS OF EACH CLASS OF STOCK OR SERIES THEREOF AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS. THE SHARES EVIDENCED BY THIS NOTICE ARE SUBJECT TO THE OBLIGATIONS AND RESTRICTIONS STATED IN, AND ARE TRANSFERABLE ONLY IN ACCORDANCE WITH, THE PROVISIONS OF THE CHARTER. THE TERMS OF THE CHARTER ARE HEREBY INCORPORATED INTO THIS NOTICE BY REFERENCE. IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.” In addition, Each Ownership Notice issued with respect to a share of Series A Preferred Stock shall bear a legend in substantially the following form: “BY ACCEPTANCE HEREOF, THE HOLDER SHALL BE DEEMED TO HAVE AGREED WITH THE CORPORATION THAT, FOR SO LONG AS THE HOLDER HOLDS THIS SECURITY, THE HOLDER SHALL NOT, AND SHALL CAUSE ITS AFFILIATES NOT TO, DIRECTLY OR INDIRECTLY ENGAGE IN ANY SHORT SALE OF THE COMMON STOCK OF THE CORPORATION.” (b) Certificated Shares. (i) Form and Dating. When Series A Preferred Stock is in certificated form (“Certificated Preferred Stock”), the Series A Preferred Stock certificate and the Transfer Agent’s certificate of authentication shall be substantially in the form set forth in Exhibit A, which is hereby incorporated in and expressly made a part of this Certificate of Designations. The Series A Preferred Stock certificate may have notations, legends or

36 endorsements required by law, stock exchange rules, agreements to which the Corporation is subject, if any, or usage; provided that any such notation, legend or endorsement is in a form acceptable to the Corporation. Each Series A Preferred Stock certificate shall be dated the date of its authentication. (ii) Execution and Authentication. Two (2) Officers shall sign each Series A Preferred Stock certificate for the Corporation by manual or facsimile signature. (A) If an Officer whose signature is on a Series A Preferred Stock certificate no longer holds that office at the time the Transfer Agent authenticates the Series A Preferred Stock certificate, the Series A Preferred Stock certificate shall be valid nevertheless. (B) A Series A Preferred Stock certificate shall not be valid until an authorized signatory of the Transfer Agent manually signs the certificate of authentication on the Series A Preferred Stock certificate. The signature shall be conclusive evidence that the Series A Preferred Stock certificate has been authenticated under this Certificate of Designations. (C) The Transfer Agent shall authenticate and deliver certificates for shares of Series A Preferred Stock for original issue upon a written order of the Corporation signed by two (2) Officers or by an Officer and an Assistant Treasurer of the Corporation. Such order shall specify the number of shares of Series A Preferred Stock to be authenticated and the date on which the original issue of the Series A Preferred Stock is to be authenticated. (D) The Transfer Agent may appoint an authenticating agent reasonably acceptable to the Corporation to authenticate the certificates for the Series A Preferred Stock. Unless limited by the terms of such appointment, an authenticating agent may authenticate certificates for the Series A Preferred Stock whenever the Transfer Agent may do so. Each reference in this Certificate of Designations to authentication by the Transfer Agent includes authentication by such agent. An authenticating agent has the same rights as the Transfer Agent or agent for service of notices and demands. (iii) Transfer and Exchange. When Certificated Preferred Stock is presented to the Transfer Agent with a request to register the transfer of such Certificated Preferred Stock or to exchange such Certificated Preferred Stock for an equal number of shares of Certificated Preferred Stock, the Transfer Agent shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Certificated Preferred Stock surrendered for transfer or exchange: (A) shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Corporation and the Transfer Agent, duly executed by the Holder thereof or its attorney duly authorized in writing; and

37 (B) is being transferred or exchanged pursuant to subclause (1) or (2) below, and is accompanied by the following additional information and documents, as applicable: (1) if such Certificated Preferred Stock is being delivered to the Transfer Agent by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect in substantially the form of Exhibit C hereto; or (2) if such Certificated Preferred Stock is being transferred to the Corporation or to a “qualified institutional buyer” in accordance with Rule 144A under the Securities Act or pursuant to another exemption from registration under the Securities Act, (i) a certification to that effect (in substantially the form of Exhibit C hereto) and (ii) if the Corporation so requests, an opinion of counsel or other evidence reasonably satisfactory to it as to the compliance with the restrictions set forth in the legend set forth in Section 11(b)(iv). (iv) Legends. (A) Each certificate evidencing Certificated Preferred Stock or any Common Stock issued upon the conversion of Series A Preferred Stock shall bear a legend in substantially the following form: “THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THESE SECURITIES NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION. SUBJECT TO THE TERMS AND CONDITIONS SET FORTH IN THE RESTATED CERTIFICATE OF INCORPORATION OF MAGELLAN PETROLEUM CORPORATION (THE “CORPORATION”), AS AMENDED OR RESTATED, INCLUDING THE CERTIFICATE(S) OF DESIGNATIONS INCLUDED THEREIN (AS FURTHER AMENDED OR RESTATED FROM TIME TO TIME, THE “CHARTER”), THE CORPORATION IS AUTHORIZED TO ISSUE MORE THAN ONE CLASS OF STOCK OR MORE THAN ONE SERIES OF ANY CLASS AND THE CORPORATION WILL FURNISH WITHOUT CHARGE TO EACH STOCKHOLDER WHO SO REQUESTS THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS OF EACH CLASS OF STOCK OR SERIES THEREOF AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS. THE SHARES EVIDENCED BY THIS

38 NOTICE ARE SUBJECT TO THE OBLIGATIONS AND RESTRICTIONS STATED IN, AND ARE TRANSFERABLE ONLY IN ACCORDANCE WITH, THE PROVISIONS OF THE CHARTER. THE TERMS OF THE CHARTER ARE HEREBY INCORPORATED INTO THIS CERTIFICATE BY REFERENCE. IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.” In addition, Each Ownership Notice issued with respect to a share of Series A Preferred Stock shall bear a legend in substantially the following form: “BY ACCEPTANCE HEREOF, THE HOLDER SHALL BE DEEMED TO HAVE AGREED WITH THE CORPORATION THAT, FOR SO LONG AS THE HOLDER HOLDS THIS SECURITY, THE HOLDER SHALL NOT, AND SHALL CAUSE ITS AFFILIATES NOT TO, DIRECTLY OR INDIRECTLY ENGAGE IN ANY SHORT SALE OF THE COMMON STOCK OF THE CORPORATION.” (B) Upon any sale or transfer of a Transfer Restricted Security held in certificated form pursuant to Rule 144 under the Securities Act or another exemption from registration under the Securities Act or an effective registration statement under the Securities Act, the Transfer Agent shall permit the Holder thereof to exchange such Transfer Restricted Security for Certificated Preferred Stock or certificated Common Stock that does not bear a restrictive legend and rescind any restriction on the transfer of such Transfer Restricted Security. (v) Replacement Certificates. If any of the Series A Preferred Stock certificates shall be mutilated, lost, stolen or destroyed, the Corporation shall issue, in exchange and in substitution for and upon cancellation of the mutilated Series A Preferred Stock certificate, or in lieu of and substitution for the Series A Preferred Stock certificate lost, stolen or destroyed, a new Series A Preferred Stock certificate of like tenor and representing an equivalent amount of shares of Series A Preferred Stock, but only upon receipt of evidence of such loss, theft or destruction of such Series A Preferred Stock certificate and indemnity, if requested, satisfactory to the Corporation and the Transfer Agent. (vi) Cancellation. In the event the Corporation shall purchase or otherwise acquire Certificated Preferred Stock, the same shall thereupon be delivered to the Transfer Agent for cancellation. The Transfer Agent and no one else shall cancel and destroy all Series A Preferred Stock certificates surrendered for transfer, exchange, replacement or cancellation and deliver a certificate of such destruction to the Corporation unless the Corporation directs the Transfer Agent to deliver canceled Series A Preferred Stock certificates to the Corporation. The Corporation may not issue new

39 Series A Preferred Stock certificates to replace Series A Preferred Stock certificates to the extent they evidence Series A Preferred Stock which the Corporation has purchased or otherwise acquired. (c) Certain Obligations with Respect to Transfers and Exchanges of Series A Preferred Stock. (i) To permit registrations of transfers and exchanges, the Corporation shall execute and the Transfer Agent shall authenticate Certificated Preferred Stock as required pursuant to the provisions of this Section 11. (ii) All shares of Series A Preferred Stock, whether or not Certificated Preferred Stock, issued upon any registration of transfer or exchange of such shares shall be the valid obligations of the Corporation, entitled to the same benefits under this Certificate of Designations as the shares of Series A Preferred Stock surrendered upon such registration of transfer or exchange. (iii) Prior to due presentment for registration of transfer of any shares of Series A Preferred Stock, the Transfer Agent and the Corporation may deem and treat the Person in whose name such shares are registered as the absolute owner of such Series A Preferred Stock and neither the Transfer Agent nor the Corporation shall be affected by notice to the contrary. (iv) No service charge shall be made to a Holder for any registration of transfer or exchange of any Series A Preferred Stock or Common Stock issued upon the conversion thereof on the transfer books of the Corporation or the Transfer Agent or upon surrender of any Series A Preferred Stock certificate or Common Stock certificate at the office of the Transfer Agent maintained for that purpose. However, the Corporation may require payment of a sum sufficient to cover any Transfer Tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Series A Preferred Stock or Common Stock if the Person receiving shares in connection with such transfer or exchange is not the holder thereof. (d) No Obligation of the Transfer Agent. The Transfer Agent shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Certificate of Designations or under applicable law with respect to any transfer of any interest in any Series A Preferred Stock other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Certificate of Designations, and to examine the same to determine substantial compliance as to form with the express requirements hereof. SECTION 12. Other Provisions. (a) With respect to any notice to a Holder required to be provided hereunder, neither failure to mail such notice, nor any defect therein or in the mailing thereof, to any particular Holder shall affect the sufficiency of the notice or the validity of the proceedings referred to in such notice with respect to the other Holders or affect the legality or validity of any vote upon any such action (assuming due and proper notice to such other Holders). Any notice which was

40 mailed in the manner herein provided shall be conclusively presumed to have been duly given whether or not the Holder receives the notice. (b) Shares of Series A Preferred Stock that have been issued and reacquired in any manner, including shares of Series A Preferred Stock purchased or redeemed or exchanged or converted, shall (upon compliance with any applicable provisions of the laws of Delaware) upon such reacquisition be automatically cancelled by the Corporation and shall not be reissued. (c) Shares of Series A Preferred Stock shall be issuable only in whole shares. (d) All notice periods referred to herein shall commence: (a) when made, if made by hand delivery, and upon confirmation of receipt, if made by facsimile; (b) one Business Day after being deposited with a nationally recognized next-day courier, postage prepaid; or (c) three (3) Business Days after being sent certified or registered mail, return receipt requested, postage prepaid. Notice to any Holder shall be given to the registered address set forth in the Corporation’s records for such Holder. (e) Any payments required to be made hereunder on any day that is not a Business Day shall be made on the next succeeding Business Day without interest or additional payment for such delay. All payments required hereunder shall be made by wire transfer of immediately available funds in United States Dollars to the Holders in accordance with the payment instructions as such Holders may deliver by written notice to the Corporation from time to time, or, if wire transfer instructions have not been provided, by check to the mailing address set forth in the Corporation’s records. (f) Notwithstanding anything to the contrary herein, whenever the Board of Directors is permitted or required to determine fair market value, (i) such determination shall be made in good faith and (ii) in making any determination of fair market value (but specifically excluding a determination of the fair market value of cash), including (A) determining the fair market value of any non-cash consideration payable in a tender offer or exchange offer pursuant to Section 7(e)(iv) and (B) determining the fair market value of certain distributions pursuant to Section 7(e)(v), then in each case if the proceeds or value of such proposed transaction, issuance or delivery in question exceed $5,000,000 in the aggregate, the Board of Directors shall determine such fair market value after receipt of an appraisal or other valuation from an independent, nationally recognized appraiser, accounting firm or investment bank, at the Corporation’s cost. (g) Notwithstanding any provision in the Certificate of Incorporation or bylaws of the Corporation to the contrary, any action required or permitted to be taken by the Holders may be effected at a duly called special meeting of such Holders or without a meeting, without prior notice, and without a vote, if the requisite Holders entitled to vote and sufficient for the approval of such action execute a consent in writing, setting forth the action so taken. Any such duly and validly approved action, whether effected at such a meeting or by such a written consent, shall be binding upon all such Holders notwithstanding that any of them, individually or collectively, may have voted against, not voted or abstained from voting upon or failed to execute a written consent with respect to such action.

41 [Signature page follows.]

EXHIBIT A-1 EXHIBIT A FORM OF PREFERRED STOCK FACE OF SECURITY THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THESE SECURITIES NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION. SUBJECT TO THE TERMS AND CONDITIONS SET FORTH IN THE RESTATED CERTIFICATE OF INCORPORATION OF MAGELLAN PETROLEUM CORPORATION (THE “CORPORATION”), AS AMENDED OR RESTATED, INCLUDING THE CERTIFICATE(S) OF DESIGNATIONS INCLUDED THEREIN (AS FURTHER AMENDED OR RESTATED FROM TIME TO TIME, THE “CHARTER”), THE CORPORATION IS AUTHORIZED TO ISSUE MORE THAN ONE CLASS OF STOCK OR MORE THAN ONE SERIES OF ANY CLASS AND THE CORPORATION WILL FURNISH WITHOUT CHARGE TO EACH STOCKHOLDER WHO SO REQUESTS THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS OF EACH CLASS OF STOCK OR SERIES THEREOF AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS. THE SHARES EVIDENCED BY THIS NOTICE ARE SUBJECT TO THE OBLIGATIONS AND RESTRICTIONS STATED IN, AND ARE TRANSFERABLE ONLY IN ACCORDANCE WITH, THE PROVISIONS OF THE CHARTER. THE TERMS OF THE CHARTER ARE HEREBY INCORPORATED INTO THIS CERTIFICATE BY REFERENCE. BY ACCEPTANCE HEREOF, THE HOLDER SHALL BE DEEMED TO HAVE AGREED WITH THE CORPORATION THAT, FOR SO LONG AS THE HOLDER HOLDS THIS SECURITY, THE HOLDER SHALL NOT, AND SHALL CAUSE ITS AFFILIATES NOT TO, DIRECTLY OR INDIRECTLY ENGAGE IN ANY SHORT SALE OF THE COMMON STOCK OF THE CORPORATION. IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

EXHIBIT A-2 Certificate Number [●] Shares of [●] Series A Convertible Preferred Stock Series A Convertible Preferred Stock of MAGELLAN PETROLEUM CORPORATION MAGELLAN PETROLEUM CORPORATION, a Delaware corporation (the “Corporation”), hereby certifies that [●] (the “Holder”) is the registered owner of [●] fully paid and non-assessable shares of preferred stock, par value $0.01 per share, of the Corporation designated as the Series A Convertible Preferred Stock (the “Series A Preferred Stock”). The shares of Series A Preferred Stock are transferable on the books and records of the Transfer Agent, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer. The designations, rights, privileges, restrictions, preferences and other terms and provisions of the Series A Preferred Stock represented hereby are issued and shall in all respects be subject to the provisions of the Certificate of Designations dated [●], 2013, as the same may be amended from time to time (the “Certificate of Designations”). Capitalized terms used herein but not defined shall have the meaning given them in the Certificate of Designations. The Corporation will provide a copy of the Certificate of Designations to a Holder without charge upon written request to the Corporation at its principal place of business. Reference is hereby made to select provisions of the Series A Preferred Stock set forth on the reverse hereof, and to the Certificate of Designations, which select provisions and the Certificate of Designations shall for all purposes have the same effect as if set forth at this place. Upon receipt of this certificate, the Holder is bound by the Certificate of Designations and is entitled to the benefits thereunder. Unless the Transfer Agent’s Certificate of Authentication hereon has been properly executed, these shares of Series A Preferred Stock shall not be entitled to any benefit under the Certificate of Designations or be valid or obligatory for any purpose. IN WITNESS WHEREOF, the Corporation has executed this certificate this [●] day of [●], 20[●]. MAGELLAN PETROLEUM CORPORATION By: Name: Title: By: Name: Title:

EXHIBIT A-3 TRANSFER AGENT’S CERTIFICATE OF AUTHENTICATION These are shares of the Series A Preferred Stock referred to in the within-mentioned Certificate of Designations. Dated: ______________ [●], as Transfer Agent, By: Authorized Signatory

EXHIBIT A-4 REVERSE OF SECURITY Dividends on each share of Series A Preferred Stock shall be payable, when, as and if declared by the Corporation’s Board of Directors out of legally available funds as provided in the Certificate of Designations. The shares of Series A Preferred Stock shall be convertible into the Corporation’s Common Stock upon the satisfaction of the conditions and in the manner and according to the terms set forth in the Certificate of Designations. The Corporation will furnish without charge to each holder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock and the qualifications, limitations or restrictions of such preferences and/or rights.

EXHIBIT A-5 ASSIGNMENT FOR VALUE RECEIVED, the undersigned assigns and transfers the shares of Series A Preferred Stock evidenced hereby to: _______________________________________________ ______________________________________________________________________________ ______________________________________________________________________________ (Insert assignee’s social security or tax identification number) ______________________________________________________________________________ (Insert address and zip code of assignee) ______________________________________________________________________________ and irrevocably appoints: ______________________________________________________________________________ ______________________________________________________________________________ ______________________________________________________________________________ agent to transfer the shares of Series A Preferred Stock evidenced hereby on the books of the Transfer Agent. The agent may substitute another to act for him or her. Date: Signature: (Sign exactly as your name appears on the other side of this Series A Preferred Stock Certificate) Signature Guarantee: 1 1 Signature must be guaranteed by an “eligible guarantor institution” that is a bank, stockbroker, savings and loan association or credit union meeting the requirements of the Transfer Agent, which requirements include membership or participation in the Securities Transfer Agents Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Transfer Agent in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

EXHIBIT B-1 EXHIBIT B OWNERSHIP NOTICE THE SECURITIES IDENTIFIED HEREIN HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THESE SECURITIES NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION. SUBJECT TO THE TERMS AND CONDITIONS SET FORTH IN THE RESTATED CERTIFICATE OF INCORPORATION OF MAGELLAN PETROLEUM CORPORATION (THE “CORPORATION”), AS AMENDED OR RESTATED, INCLUDING THE CERTIFICATE(S) OF DESIGNATIONS INCLUDED THEREIN (AS FURTHER AMENDED OR RESTATED FROM TIME TO TIME, THE “CHARTER”), THE CORPORATION IS AUTHORIZED TO ISSUE MORE THAN ONE CLASS OF STOCK OR MORE THAN ONE SERIES OF ANY CLASS AND THE CORPORATION WILL FURNISH WITHOUT CHARGE TO EACH STOCKHOLDER WHO SO REQUESTS THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS OF EACH CLASS OF STOCK OR SERIES THEREOF AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS. THE SHARES EVIDENCED BY THIS NOTICE ARE SUBJECT TO THE OBLIGATIONS AND RESTRICTIONS STATED IN, AND ARE TRANSFERABLE ONLY IN ACCORDANCE WITH, THE PROVISIONS OF THE CHARTER. THE TERMS OF THE CHARTER ARE HEREBY INCORPORATED INTO THIS NOTICE BY REFERENCE. IF THE SECURITIES IDENTIFIED HEREIN ARE SERIES A CONVERTIBLE PREFERRED STOCK OF THE CORPORATION, THEN BY ACCEPTANCE HEREOF, THE HOLDER SHALL BE DEEMED TO HAVE AGREED WITH THE CORPORATION THAT, FOR SO LONG AS THE HOLDER HOLDS THIS SECURITY, THE HOLDER SHALL NOT, AND SHALL CAUSE ITS AFFILIATES NOT TO, DIRECTLY OR INDIRECTLY ENGAGE IN ANY SHORT SALE OF THE COMMON STOCK OF THE CORPORATION. IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS. This letter confirms and acknowledges that you are the registered owner of the number and the class or series of shares of capital stock of the Corporation listed on Schedule A to this letter. In addition, please be advised that the Corporation will furnish without charge to each stockholder of the Corporation who so requests the powers, designations, preferences and relative participating, optional or other special rights of each class of stock, or series thereof, of

EXHIBIT B-2 the Corporation and the qualifications, limitations or restrictions of such preferences and/or rights, which are fixed by the Charter. Any such request should be directed to the Secretary of the Corporation. Dated: ______________ [●], as Transfer Agent, By: Authorized Signatory

EXHIBIT C-1 EXHIBIT C CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR REGISTRATION OF TRANSFER OF PREFERRED STOCK Re: Series A Convertible Preferred Stock (the “Series A Preferred Stock”) of Magellan Petroleum Corporation (the “Corporation”) This Certificate relates to [●] shares of Series A Preferred Stock held by [●] (the “Transferor”) in*/:  book entry form; or  definitive form. The Transferor has requested the Transfer Agent by written order to exchange or register the transfer of Series A Preferred Stock. In connection with such request and in respect of such Series A Preferred Stock, the Transferor does hereby certify that the Transferor is familiar with the Certificate of Designations relating to the above-captioned Series A Preferred Stock and that the transfer of this Series A Preferred Stock does not require registration under the Securities Act of 1933, as amended (the “Securities Act”), because */:  such Series A Preferred Stock is being acquired for the Transferor’s own account without transfer;  such Series A Preferred Stock is being transferred to the Corporation; or  such Series A Preferred Stock is being transferred to a qualified institutional buyer (as defined in Rule 144A under the Securities Act), in reliance on Rule 144A. Such Series A Preferred Stock is being transferred in reliance on and in compliance with another exemption from the registration requirements of the Securities Act (and based on an Opinion of Counsel if the Corporation so requests). [●] By: Date: */ Please check applicable box.